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                           ASIA GLOBAL CROSSING LTD.,

                                   as Company,

                 THE GUARANTORS PARTY HERETO FROM TIME TO TIME,

                                 as Guarantors,

                                       and

                    UNITED STATES TRUST COMPANY OF NEW YORK,

                                   as Trustee.



                                   INDENTURE

                          Dated as of October __, 2000




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                  INDENTURE dated as of October __, 2000, by and among Asia
Global Crossing Ltd., a Bermuda company (the "Company"), the Guarantors (as herein defined) and United States Trust Company of New York, as trustee (the "Trustee").

                             RECITALS OF THE COMPANY

                  The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series as in this Indenture provided.

                  All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

              ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. DEFINITIONS

                  "144A Global Security" means a global security in the form of Exhibit A-1 hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities sold in reliance on Rule 144A.

                  "Acquired Debt" means, with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person and not incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person; provided such Indebtedness is existing at the time such asset is acquired and is not incurred in connection with, or in contemplation of, such acquisition; provided further that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon the consummation of the transactions by which such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary or such asset is acquired shall not be Indebtedness.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of
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                                                                               3


voting securities, by agreement or otherwise.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "all or substantially all" shall have the meaning given such phrase in the Revised Model Business Corporation Act.

                  "Applicable Premium" means on any redemption date, the greater of (i) 1.0% of the principal amount of such Note or (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Note at the first possible redemption date pursuant to Section 3.07(a) hereof or similar provision contained in any supplemental indenture (such redemption price being set forth in the table in Section 3.07(a) hereof or such supplemental indenture) plus (2) all required interest payments due on such Note through such first possible redemption date (excluding accrued but unpaid interest), computed using a discount rate equal to the relevant Treasury Rate plus 50 basis points over (B) the principal amount of such Note, if greater.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear and Clearstream
Banking that apply to such transfer or exchange.

                  "Asset Sale" means (i) the sale, lease, transfer, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) by the Company or any of its Restricted
Subsidiaries other than sales of inventory in the ordinary course of business and other than any sale, lease, transfer, conveyance or other disposition of capacity co-location space, dark fiber, rights of way or other access rights on any cable system owned, controlled or operated by the Company or any Restricted Subsidiary or of telecommunications capacity or transmission rights held by the Company or any Restricted Subsidiary (provided that the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Sections 4.14 and/or the provisions of Section 5.01 hereof and not by the provisions of Section 4.10 hereof), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of its Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $25.0 million or (b) for Net Proceeds in excess of $25.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (iii) a Restricted Payment that is permitted by Section 4.07 hereof, (iv) a transfer of assets by the Company or a Restricted Subsidiary in connection with a Qualified Receivables Transaction,
(v) a disposition of obsolete, damaged or worn out property or equipment that is no longer useful in the conduct of the business of the Company or any of its Restricted Subsidiaries, (vi) a disposition of Cash Equivalents or investment grade securities, (vii) transfers constituting the grant of a Permitted Lien and
(viii) the lease or sub-lease of any real or personal property in the ordinary course of business.
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                  "Asset Sale Offer" shall have the meaning set forth in Section
4.10.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law or any similar provisions of Bermuda law for the relief of debtors.

                  "Board of Directors" means the board of directors or other governing body of the Company or, if the Company is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board or governing body.

                  "Board Resolution" means a duly authorized resolution of the Board of Directors.

                  "Business Day" means any day other than a Legal Holiday.

                  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet in accordance with GAAP.

                  "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Cash Equivalents" means (i) United States dollars, Japanese Yen, Euros and British Pounds Sterling (and foreign currency exchanged into such currencies within 180 days), (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers' acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within twelve months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(v) of this definition.


                  "Change of Control" means the occurrence of any of the following: (i) any
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"person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than a Permitted Holder, is or becomes the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock (measured by voting power rather than number of shares) of the Company and the Permitted Holders do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company (for the purposes of this clause, such other person shall be deemed to "beneficially own" any Voting Stock of a specified corporation held by a parent corporation if such other person beneficially owns, directly or indirectly, more than 50% of the Voting Stock (measured by voting power rather than by number of shares) of such parent corporation and the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of Voting Stock (measured by voting power rather than by number of shares) of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation), (ii) during any period of two consecutive years, Continuing Directors cease for any reason to constitute a majority of the Board of Directors of the Company, (iii) the Company consolidates or merges with or into any other Person, other than a consolidation or merger (a) of the Company into a Restricted Subsidiary of the Company or (b) pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property with the effect that no Person, other than a Permitted Holder, owns more than 50% of the Voting Stock (measured by voting power rather than number of shares) of the surviving corporation immediately following such transaction or (iv) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any Person of which more than 50% of its Voting Stock (measured by voting power rather than by number of shares) is owned, directly or indirectly, following such transaction or transactions by a Person other than the Permitted Holders; provided, however, that sales, transfers, conveyances or other dispositions in the ordinary course of business of capacity, co-location space, dark fiber, rights of way or other access rights on cable systems owned, controlled or operated by the Company or any Restricted Subsidiary or of telecommunications capacity or transmission rights acquired by the Company or any Restricted Subsidiary for use in its business, including, without limitation, for sale, lease, transfer, conveyance or other disposition to any customer of the Company or any Restricted Subsidiary shall not be deemed a disposition of assets for purposes of this clause (iv). The definition of a Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of such phrase under applicable law. Accordingly, the ability of a Holder of Securities to require the Company to purchase such Securities as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

                  "Clearstream Banking" means Clearstream Banking, a limited liability company (societe anonyme) organized under Luxembourg law.

                  "Company" means Asia Global Crossing Ltd., and any and all successors
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                                                                               6


thereto.

                  "Consolidated Capital Ratio" means, with respect to the Company or any of its Restricted Subsidiaries, as of the date of any incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock, the ratio of (i) the aggregate consolidated principal amount of Indebtedness outstanding and the liquidation preference of Disqualified Stock as of the most recent quarterly or annual balance sheet date, after giving pro forma effect to the incurrence of such Indebtedness or the issuance of such Disqualified Stock and any other Indebtedness incurred and Disqualified Stock issued since such balance sheet date, and the receipt and application of the proceeds therefrom to (ii) Consolidated Net Worth as of such balance sheet date after giving pro forma effect to the issuance or sale of Equity Interests (other than Disqualified Stock) (including Equity Interests (other than Disqualified Stock) that have been issued upon conversion or exchange of any Indebtedness of the Company or any Restricted Subsidiary), since the balance sheet date and the receipt and application of the proceeds therefrom.

                  "Consolidated Cash Flow" means, with respect to the Company for any period, the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period plus, to the extent that any of the following items were deducted or added (without duplication) in computing such Consolidated Net Income, (i) an amount equal to any extraordinary loss (less any extraordinary gain) plus any net loss (less any gain) realized in connection with any Asset Sale, plus (ii) provision for taxes based on income or profits of the Company and its Restricted Subsidiaries for such period, plus (iii) Consolidated Interest Expense of the Company and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized, plus (iv) any fees, expenses or charges related to any Equity Offering, Permitted Investment, acquisition or recapitalization or Indebtedness permitted to be incurred under this Indenture (whether or not successful), plus (v) the amount of any non-cash restructuring charge (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period), plus
(vi) depreciation, amortization (including amortization of goodwill and other intangibles and the amount of capacity available for sale charged to cost of sales), but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Company and its Restricted Subsidiaries for such period, minus (vii) non-cash items increasing such Consolidated Net Income of the Company and its Restricted Subsidiaries for such period (other than items that were accrued in the ordinary course of business or that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period)), plus (viii) any change in Deferred Revenue, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements (excluding agreements evidencing Indebtedness incurred in accordance with clause (k) of Section 4.09 hereof, to which this provision shall not apply), instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its shareholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived.

                  "Consolidated Interest Expense" for any Person means for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of such Person and its Restricted Subsidiaries for such period, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) amortization of debt issuance costs and original issue discount, (ii) non-cash interest payments, (iii) the interest component of any deferred payment obligations, (iv) the interest component of all payments associated with Capital Lease Obligations, (v) commissions, discounts and other fees and charges incurred in respect of Letter of Credit or bankers' acceptance financings and
(vi) net payments (if any) pursuant to Hedging Obligations.

                  "Consolidated Leverage Ratio" means, with respect to the Company or any of its Restricted Subsidiaries, as of the date of any incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock, the ratio of (i) the aggregate consolidated principal amount of Indebtedness outstanding and the liquidation preference of Disqualified Stock as of the most recent quarterly or annual balance sheet date, after giving pro forma effect to the incurrence of such Indebtedness or the issuance of such Disqualified Stock and any other Indebtedness incurred and Disqualified Stock issued since such balance sheet date, and the receipt and application of the proceeds therefrom to (ii) Consolidated Cash Flow for the four full fiscal quarters ending on or prior to the date of incurrence of such Indebtedness or issuance of such Disqualified Stock for which consolidated financial statements are available.

                  "Consolidated Net Income" means, with respect to the Company for any period, the aggregate of the net income of the Company and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, plus, to the extent that any of the following items were deducted in computing such Consolidated Net Income, (a) non-recurring, non-cash charges (other than charges arising from write-downs of assets) and (b) non-cash compensation charges arising from stock options or other similar employee benefit or compensation Plans; provided that (i) the net income (but not loss) of any Restricted Subsidiary that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash (or if not in cash, to the extent actually converted into cash) to the Company or a Restricted Subsidiary thereof by such Restricted Subsidiary, (ii) the net income (or loss) of any Person that is not a Restricted Subsidiary or Unrestricted Subsidiary shall be included only to the extent of the amount of dividends or other distributions actually paid to the Company or a Restricted Subsidiary by such Person during such period, (iii) for purposes of clause (c) of Section 4.07 hereof, the net income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived and except that the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend, (iv) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (v) the equity of the Company or any Restricted Subsidiary in the net income of any Unrestricted Subsidiary shall be included in such Consolidated Net Income up to the aggregate amount of cash (or if not in cash, to the extent actually converted into cash) actually distributed by such Unrestricted Subsidiary during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (but not in excess of the amount of the net income of such Unrestricted Subsidiary for such period) and (vi) the cumulative effect of a change in accounting principles shall be excluded.

                  "Consolidated Net Worth" means, with respect to the Company as of any date, without duplication, the sum of (i) the consolidated equity of the common shareholders of the Company and its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on the Company's balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by the Company upon issuance of such Preferred Stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by the Company or a consolidated Restricted Subsidiary of the Company, (y) all investments as of such date in unconsolidated Restricted Subsidiaries and in Persons that are not Restricted Subsidiaries, and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

                  "Consolidated Tangible Assets" means the total amount of assets (less applicable reserves and other properly deductible items) which under GAAP would be included on a consolidated balance sheet of the Company and its Restricted Subsidiaries after deducting therefrom all Investments, goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under GAAP would be included on such consolidated balance sheet; provided that with respect to a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, its assets shall only be included to the extent of the Company's percentage ownership of such Restricted Subsidiary.

                  "Continuing Directors" means individuals who at the beginning of the period of determination constituted the Board of Directors of the Company together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of at least a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or is a designee of any one of the Permitted Holders or any combination thereof or was nominated or elected by any such Permitted Holder(s) or any of their designees.

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

                  "Credit Facilities" is defined to mean one or more senior credit agreements, senior loan agreements or similar senior facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or Letters of Credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

                  "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or beneficiary.

                  "Debt Securities" means any bonds, notes, debentures or other similar instruments (excluding, in any event, (i) any Capital Lease Obligations and (ii) any notes, bankers' acceptances or other instruments evidencing commercial loans or equipment financing made by, and bills of exchange drawn on, banks, other financial lending institutions or equipment vendors) issued by the Company or by any Restricted Subsidiary (including by means of any Guarantee of the Company or of any Restricted Subsidiary of securities of another Person), whether in a public offering or private placement; provided, however, that in no event shall "Debt Securities" mean Indebtedness in the form of a bank credit facility.

                  "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                  "Deferred Revenue" means amounts appearing as a liability on the financial statements of the Company and its Restricted Subsidiaries as prepared in accordance with GAAP classified as deferred revenue to the extent of cash received in connection therewith.

                  "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A-1 hereto except that such Note shall not bear the Global Security Legend and shall not have the "Schedule of Exchanges of Interests in the Global Security" attached thereto.

                  "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

                  "Designated Noncash Consideration" means the noncash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated in an Officers' Certificate, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

                  "Designated Preferred Stock" means Preferred Stock of the Company (other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate, on the issuance date thereof.

                  "Disinterested Directors" means the non-management members of the Board of Directors who have no relationship or interest in a particular transaction other than their position as a director or shareholder of the Company.

                  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Securities mature; provided, however, that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control or an Asset Sale occurring prior to the final Stated Maturity of the Securities shall not constitute Disqualified Stock if the change of control and asset sale provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions applicable to the Securities contained in Sections 4.10 and 4.14 hereof, respectively, and such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Securities as are required to be repurchased pursuant to Sections 4.10 and 4.14 hereof, respectively; provided further, however, that if such Capital Stock is issued to any employee or to any Plan for the benefit of employees of the Company or its Subsidiaries or by any such Plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's death or disability.

                  "Eligible Accounts Receivable" means the accounts receivables (net of any reserves and allowances for doubtful accounts in accordance with GAAP) of any Person and its Restricted Subsidiaries (determined on a consolidated basis) that are not more than 90 days past their due date and that were entered into in the ordinary course of business on normal payment terms as shown on the most recent consolidated balance sheet of such Person filed with the Commission, all in accordance with GAAP.

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Equity Offering" means an offering for cash by the Company of its common stock or Preferred Stock (other than Disqualified Stock), or options, warrants or rights to acquire such common stock or Preferred Stock.

                  "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Securities" means the Securities issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

                  "Exchange Offer" has the meaning set forth in the applicable Registration Rights Agreement.

                  "Exchange Offer Registration Statement" has the meaning set forth in the applicable Registration Rights Agreement.

                  "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries in existence on the date hereof, until such amounts are repaid.

                  "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's length transaction between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in this Indenture, Fair Market Value shall be determined by the Board of Directors acting in good faith, shall be evidenced by a resolution of the Board of Directors delivered to the trustee, and shall be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such value exceeds $50.0 million.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date hereof.

                  "GAL Subsidiaries" means Global Access Limited, a Japanese company, and all of its direct and indirect Subsidiaries.

                  "Global Security Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Securities issued under this Indenture.

                  "Global Securities" means, individually and collectively, each of the Restricted Global Securities and the Unrestricted Global Securities, in the form of Exhibit A-1 or A-2 hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

                  "Government Securities" means securities that are (a) direct obligations (or certificates representing an ownership interest in such obligations) of the United States of

America (including any agency or instrumentally thereof) of the payment of which the full faith and credit of the United States of America is pledged, (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or (c) obligations of a Person the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the issuer's option, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

                  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "Guarantors" means each Person that from time to time executes a Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any Interest Rate Agreement or Currency Agreement.

                  "HGC Subsidiaries" means Hutchison Global Crossing Holdings Limited, a British Virgin Islands Company, and all of its direct and indirect Subsidiaries.

                  "Holder" means a Person in whose name a Note is registered.

                  "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, Securities, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Indirect Participant" means a Person who holds a beneficial interest in a Global Security through a Participant.

                  "Initial Purchaser" shall have the meaning assigned to such term in the applicable Offering Memorandum.

                  "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is a party or beneficiary.

                  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding accounts receivable, trade credit and commission, travel and similar advances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company or such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (or if the sale or disposition is other than for cash, the Fair Market Value) of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof.

                  "Issue Date" means the applicable closing date for the sale and original issuance of Notes of the applicable series under this Indenture.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

                  "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Securities for use by such Holders in connection with the Exchange Offer.

                  "Letters of Credit" means one or more irrevocable direct pay letters of credit issued by a bank or other financial institution to support the payment of obligations of the Company.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

                  "Management Advances" means loans or advances made to directors, officers or employees of the Company or any Restricted Subsidiary (i) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (ii) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility, or (iii) in the ordinary course of business not exceeding $2.5 million in the aggregate at any time outstanding.

                  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale or any sale of Equity Interests permitted under Section 4.18), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

                  "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise) and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

                  "Non-U.S. Person" means a Person who is not a U.S. Person.

                  "Note Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

                  "Securities" has the meaning assigned to it in the preamble to this Indenture.

                  "Notes Due 2010" has the meaning assigned to it in Section 2.01(a).

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
 .
                  "Offering Memorandum" means the Offering Memorandum, dated _________, 2000, with respect to the Notes Due 2010, or the applicable offering memorandum pursuant to which Securities of the same or any other series were offered and sold.

                  "Officer" means the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, any Senior Vice President, any Vice President, the Treasurer or the Secretary of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers.

                  "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

                  "Pari Passu Debt Securities" means any Debt Securities of the Company or of any Guarantor which ranks pari passu in right of payment with the Securities and any Guarantees, as applicable.

                  "Participant" means, with respect to the Depositary, Euroclear or Clearstream Banking, a Person who has an account with the Depositary, Euroclear or Clearstream Banking, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream Banking).

                  "PC-1 Subsidiaries" means Pacific Crossing Ltd., a Bermuda company, and all of its direct and indirect Subsidiaries.

                  "Permitted Business" means any business that is the same as or related, ancillary or complementary to any of the businesses of the Company or any of its Restricted Subsidiaries on the date hereof.

                  "Permitted Holder" means Global Crossing Ltd., Microsoft Corporation, Softbank Corp. and their respective Affiliates.

                  "Permitted Investments" means (a) any Investment in the Company or in any Restricted Subsidiary that is engaged in a Permitted Business;
(b) any Investment in Cash Equivalents; (c) any Investment by the Company or any of its Restricted Subsidiaries in a Person, if as a result of such Investment
(i) such Person becomes a Restricted Subsidiary of the Company that is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is engaged in a Permitted Business; (d) any Investment that is non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; (e) any Investment made in a Receivables Entity in a Qualified Receivables Transaction; (f) loans, advances or extensions of credit to employees in the ordinary course of business; (g) obligations under Hedging Agreements; (h) any Investment made prior to the Issue Date; (i) stock, obligations or securities received in satisfaction of judgments in connection with any bankruptcy proceeding or otherwise; and (j) additional Investments in an aggregate amount not to exceed $150 million.

                  "Permitted Liens" means (i) Liens to secure Indebtedness (other than Pari Passu Debt Securities or Subordinated Indebtedness) permitted to be incurred under this Indenture; (ii) Liens in favor of the Company or any Restricted Subsidiary; (iii) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary; (iv) Liens on property existing at the time of acquisition thereof by the Company or any of its Restricted Subsidiaries, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens existing on the date of this Indenture; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;
(viii) Liens incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (ix) Liens with respect to assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Restricted Subsidiary to secure Indebtedness owing to the Company or such Restricted Subsidiary; (x) Liens, pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of statutory obligations; (xi) Liens, pledges or deposits made to secure the performance of tenders, bids, leases, public or statutory obligations, sureties, stays, appeals, indemnities, performance or other similar bonds and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (xii) zoning restrictions, servitudes, easements, rights-of-way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or its Restricted Subsidiaries; (xiii) Liens arising out of judgments or awards against or other court proceedings concerning the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary is prosecuting an appeal or proceeding for review and the Company or such Restricted Subsidiary is maintaining adequate reserves in accordance with GAAP; (xiv) any interest or title of a lessor in the property subject to any lease other than a capital lease; (xv) Liens (including extensions and renewals thereof) upon real or personal property purchased or leased after the Issue Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness incurred in compliance with
Section 4.09 (1) to finance the cost of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition and the incurrence of such Indebtedness or
(2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets; (xvi) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease of a Restricted Subsidiary which, in each case, is permitted under this Indenture;
(xvii) Liens encumbering customary initial deposits and margin deposits and other Liens that are either within the general parameters customary in the industry or incurred in the ordinary course of business, in each case, securing Indebtedness under Hedging Agreements; and (xviii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business.

                  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is expressly subordinated in right of payment to, the Securities on terms at least as favorable to the Holders of the Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, that in no event may Indebtedness of the Company be refinanced by means of any Indebtedness of any Restricted Subsidiary.

                  "Person" means any individual, corporation, partnership, joint venture, limited liability company, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

                  "Plan" means any employee benefit plan, retirement plan, deferred compensation plan, restricted stock plan, health, life, disability or other insurance plan or program, employee stock purchase plan, employee stock ownership plan, pension plan, stock option plan or similar plan or arrangement of the Company or any Restricted Subsidiary, or any successor plan thereof, and "Plans" shall have a correlative meaning.

                  "Preferred Stock" of any Person means Capital Stock of such Person of any or class or classes, however designated, that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

                  "Private Placement Legend" means the legend set forth in
Section 2.06(g)(i) to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

                  "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person.

                  "Purchase Money Indebtedness" means Indebtedness (including Acquired Debt and Capital Lease Obligations, mortgage financings and purchase money obligations) incurred for the purpose of financing all or any part of the cost of construction, financing, installation, acquisition, lease, development, design, engineering, financing, testing, start-up, upgrade, completion or improvement of any assets (including licenses) used or useful in a Permitted Business (including acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the Fair Market Value of the assets used or useful in a Permitted Business so acquired), including any related Securities, guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time, provided that the amount of such Purchase Money Indebtedness does not exceed 100% of the cost of construction, installation, acquisition, lease, development, design, engineering, financing, testing, start-up, upgrade, completion or improvement of the assets or Capital Stock (together with related costs and expenses).

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any receivables (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such receivables, all contracts and all guarantees or other obligations in respect of such receivables, and the proceeds of such receivables.

                  "Receivables Entity" means a wholly owned Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company may make an Investment and to which the Company or any Subsidiary of the Company transfers receivables and related assets) which engages in no activities other than in connection with the financing of receivables and which is designated by the Board of Directors (as provided below) as a Receivables Entity, (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables, and (c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

                  "Related Taxes" means any taxes, charges or assessments, including, but not limited to, sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, with respect to the Notes Due 2010, or the applicable registration rights agreement, if any, with respect to Securities of the same or any other series, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Regulation S Global Security" means a Regulation S Temporary Global Security or Regulation S Permanent Global Security, as appropriate.

                  "Regulation S Permanent Global Security" means a permanent global Security in the form of Exhibit A-1 hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Security upon expiration of the Restricted Period.

                  "Regulation S Temporary Global Security" means a temporary global Security in the form of Exhibit A-2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Rule 903 of Regulation S.

                  "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Broker-Dealer" has the meaning set forth in the applicable Registration Rights Agreement.

                  "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

                  "Restricted Global Security" means a Global Security bearing the Private Placement Legend.

                  "Restricted Investment" means an Investment other than a Permitted Investment.

                  "Restricted Period" means the 40-day restricted period as defined in Regulation S.

                  "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary; provided, however, that the Company at its election may also designate any of its Unrestricted Subsidiaries as a Restricted Subsidiary hereunder.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Rule 903" means Rule 903 promulgated under the Securities
Act.

                  "Rule 904" means Rule 904 promulgated the Securities Act.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Shelf Registration Statement" means the Shelf Registration Statement as defined in the applicable Registration Rights Agreement.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date, of the Company and its Restricted Subsidiaries.

                  "Special Interest" means all special interest then owing pursuant to the applicable Registration Rights Agreement.

                  "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are reasonably customary in securitization of receivables transactions.

                  "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise.

                  "Trade Payables" is defined to mean any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by the Company or any of its Restricted Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods and services.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

                  "Treasury Rate" means, as of any date of redemption, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the date of redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the date of redemption to _________, 2005; provided, however, that if the period from the date of redemption to ______________, 2005 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                  "Unrestricted Definitive Note" means one or more Definitive Securities that do not bear and are not required to bear the Private Placement Legend.

                  "Unrestricted Global Security" means a permanent global Security in the form of Exhibit A-1 attached hereto that bears the Global Security Legend and that has the "Schedule of Exchanges of Interests in the Global Security" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Securities that do not bear the Private Placement Legend.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such
Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt and (b) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (c) has not guaranteed or otherwise directly or indirectly provided credit support for any Debt Securities of the Company or any of its Restricted Subsidiaries; provided that the Company or a Restricted Subsidiary may pledge Capital Stock or Indebtedness of any Unrestricted Subsidiary on a nonrecourse basis for equivalent value such that the pledgee has no claim whatsoever against the Company or any Restricted Subsidiary other than to obtain such Capital Stock or Indebtedness. Any such designation by the Board of Directors shall be evidenced by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted under Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

                  "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

                  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

                  "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.02. OTHER DEFINITIONS.

                                                                     Defined in
                   Term                                                Section
                   ----                                                -------

             "Additional Amounts"                                       3.09

             "Affiliate Transaction"                                    4.11

             "Asset Sale Offer"                                         4.10

             "Authentication Order"                                     2.02

             "Change in Tax Law"                                        3.08

             "Change of Control Offer"                                  4.15

             "Change of Control Payment"                                4.15

             "Change of Control Payment Date"                           4.15

             "Covenant Defeasance"                                      8.03

             "Designation"                                              4.07

             "Event of Default"                                         6.01

             "Excess Proceeds"                                          4.10

             "incur"                                                    4.09

             "Legal Defeasance"                                         8.02

             "Offer Amount"                                             3.11

             "Offer Period"                                             3.11

             "Paying Agent"                                             2.03

             "Permitted Indebtedness"                                   4.09

             "Purchase Date"                                            3.11

             "Registrar"                                                2.03

             "Restricted Payments"                                      4.07

             "Revocation"                                               4.07

SECTION 1.03. TRUST INDENTURE ACT DEFINITIONS

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Securities;

                  "indenture security Holder" means a Holder of a Note;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the Securities means the Company and any successor obligor upon the Securities.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04. RULES OF CONSTRUCTION.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) provisions apply to successive events and transactions;
         and

                  (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.


                            ARTICLE 2. THE SECURITIES

SECTION 2.01. FORM AND DATING.

                  (a) General.

                  The aggregate principal amount of Securities of any series which may be authenticated and delivered under this Indenture is unlimited.

                  The Securities may be issued in one or more series. The Notes initially include the ___% Series A Notes Due 2010 and the ____% Series B Notes Due 2010 (together, the "Notes Due 2010").

                  The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A-1 and A-2 hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage or agreements to which the Company is subject. Each Note shall be dated the date of its authentication. The Securities shall be in denominations of $1,000 and integral multiples thereof.

                  The Securities shall be established in or pursuant to a Board Resolution and, subject to this Section 2.01, set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series. All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to this Section 2.01) set forth, or determined in the manner provided, in the Officers' Certificate referred to above or in any such indenture supplemental hereto. If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

                  The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  (b) Global Securities.

                  Securities issued in global form shall be substantially in the form of Exhibits A-1 or A-2 attached hereto (including the Global Security Legend thereon and the "Schedule of Exchanges of Interests in the Global Security" attached thereto). Securities issued in definitive form shall be substantially in the form of Exhibit A-1 attached hereto (but without the Global Security Legend thereon and without the "Schedule of Exchanges of Interests in the Global Security" attached thereto). Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee or the Security Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

                  (c) Temporary Global Securities.

                  Securities offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Security, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream Banking, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream Banking certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Security (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Security bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate from the Company. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Security shall be exchanged for beneficial interests in Regulation S Permanent Global Securities pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Securities, the Trustee shall cancel the Regulation S Temporary Global Security. The aggregate principal amount of the Regulation S Temporary Global Security and the Regulation S Permanent Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

                  (d) Euroclear and Clearstream Banking Procedures Applicable.

                  The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream Banking shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Security and the Regulation S Permanent Global Securities that are held by Participants through Euroclear or Clearstream Banking.

SECTION 2.02. EXECUTION AND AUTHENTICATION.

                  Two Officers shall sign the Securities for the Company by manual or facsimile signature. It is not necessary for the Company's seal to be impressed, affixed, imprinted or reproduced on the Securities.

                  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                  A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee shall, upon a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Securities for original issue up to the aggregate principal amount stated in paragraph 4 of the Securities. The aggregate principal amount of Securities outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03. REGISTRAR AND PAYING AGENT.

                  The Company shall maintain an office or agency where Securities of each series may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities of each series may be presented for payment ("Paying Agent"). The Registrar for each series of Securities shall keep a register of the Securities of such series and of their transfer and exchange. The Company may appoint one or more co-Registrars and one or more additional paying agents for each series of Securities. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The

Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

                  The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Securities.

                  The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Securities.

                  The Trustee is authorized to enter into a letter of representations with DTC in the form provided to the Trustee by the Company and to act in accordance with such letter.

SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Special Interest, if any, or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Securities.

SECTION 2.05. HOLDER LISTS.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders, separately by series, and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Securities, separately by series, and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06. TRANSFER AND EXCHANGE.

                  (a) Transfer and Exchange of Global Securities.

                  A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Securities of a series will be exchanged by the Company for Definitive Securities of the same series if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Securities of such series (in whole but not in part) should be exchanged for Definitive Securities and delivers a written notice to such effect to the Trustee; provided that in no event shall a Regulation S Temporary Global Security be exchanged by the Company for Definitive Securities prior to (x) the expiration of the Restricted Period and
(y) the receipt by the Registrar of any certificates determined by the Company to be required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Security of the same series or any portion thereof, pursuant to this Section 2.06 or Section
2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Security may be transferred and exchanged as provided in
Section 2.06(b),(c) or (f) hereof.

                  (b) Transfer and Exchange of Beneficial Interests in the Global Securities.

                  The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Securities may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of the same series. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
         Section 2.06(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests in Global

         Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Depositary either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security of the same series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note of the same series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in
         (1) above, provided that in no event shall Definitive Securities be issued upon the transfer or exchange of beneficial interests in a Regulation S Temporary Global Security prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates determined by the Company to be required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Securities. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security(ies) pursuant to
         Section 2.06(h) hereof.

                  (iii) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security of the same series if the transfer complies with the requirements of
         Section 2.06(b)(ii) above and the Registrar receives the following:

                           (A) if the transferee will take delivery in the form
                  of a beneficial interest in a 144A Global Security of the same series, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item
                  (1) thereof; and

                           (B) if the transferee will take delivery in the form
                  of a beneficial interest in a Regulation S Temporary Global Security of the same series or a Regulation S Global Security of the same series, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

                  (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global

         Security for Beneficial Interests in the Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security of the same series or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of the same series if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal or via the Depositary's book-entry system that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Restricted
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the holder of such beneficial
                  interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security of the same series, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                    (2) if the holder of such beneficial
                  interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of the same series, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the

Trustee shall authenticate one or more Unrestricted Global Securities of the same series in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                  Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

                  (c) Transfer or Exchange of Beneficial Interests for Definitive Securities.

                  (i) Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities. If any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Note of the same series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note of the same series, then, upon receipt by the Registrar of the following documentation:

                           (A) if the holder of such beneficial interest in a
                  Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Note of the same series, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                           (B) if such beneficial interest is being transferred
                  to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such beneficial interest is being transferred
                  to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such beneficial interest is being transferred
                  pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such beneficial interest is being transferred
                  to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (F) if such beneficial interest is being transferred
                  pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to
         Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note of the same series in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this
         Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall make available for delivery such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Security of the same series pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (ii) Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in a Regulation S Temporary Global Security may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates determined by the Company to be required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                  (iii) Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. A holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Note of the same series or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note of the same series only if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Restricted
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the holder of such beneficial
                  interest in a Restricted Global Security proposes to exchange such beneficial interest for a Definitive Note of the same series that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                    (2) if the holder of such beneficial
                  interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note of the same series that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iv) Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities. If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Definitive Note of the same series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note of the same series, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to
         Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Person designated in the instructions a Definitive Note of the same series in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall make available for delivery such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

                  (d) Transfer and Exchange of Definitive Securities for Beneficial Interests.

                  (i) Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Security of the same series or to transfer such Restricted Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security of the same series, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such Restricted Definitive Note
                  proposes to exchange such Note for a beneficial interest in a Restricted Global Security of the same series, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                           (B) if such Restricted Definitive Note is being
                  transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such Restricted Definitive Note is being
                  transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such Restricted Definitive Note is being
                  transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such Restricted Definitive Note is being
                  transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (F) if such Restricted Definitive Note is being
                  transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security of the same series, in the case of clause (B) above, the 144A Global Security of the same series, and in the case of clause (C) above, the Regulation S Global Security of the same series.

                  (ii) Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Security of the same series or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of the same series only if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                      (C) such transfer is effected by a Restricted
              Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                      (D) the Registrar receives the following:

                               (1) if the Holder of such Definitive Securities
              proposes to exchange such Securities for a beneficial interest in the Unrestricted Global Security of the same series, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                               (2) if the Holder of such Definitive Securities
              proposes to transfer such Securities to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security of the same series, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     Upon satisfaction of the conditions of any of the subparagraphs in this
     Section 2.06(d)(ii), the Trustee shall cancel the Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security of the same series.

              (iii) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Security of the same series or transfer such Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of the same series at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities of the same series.

              If any such exchange or transfer from a Definitive Note to a beneficial interest in a Global Security of the same series is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities of the same series in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

              (e) Transfer and Exchange of Definitive Securities for Definitive Securities.

                                                                              37
              Upon request by a Holder of Definitive Securities and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

              (i) Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note of the same series if the Registrar receives the following:

                      (A) if the transfer will be made pursuant to Rule 144A,
              then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                      (B) if the transfer will be made pursuant to Rule 903 or
              Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                      (C) if the transfer will be made pursuant to any other
              exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

              (ii) Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note of the same series or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note of the same series if:

                      (A) such exchange or transfer is effected pursuant to the
              Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule
              144) of the Company;

                      (B) any such transfer is effected pursuant to the Shelf
              Registration Statement in accordance with the Registration Rights Agreement;

                      (C) any such transfer is effected by a Restricted
              Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                                                                              38
                      (D) the Registrar receives the following:

                          (1) if the Holder of such Restricted Definitive
                 Securities proposes to exchange such Securities for an Unrestricted Definitive Note of the same series, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                          (2) if the Holder of such Restricted Definitive
                 Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note of the same series, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                 and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

              (iii) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note of the same series. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

              (f)  Exchange Offer.

              Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities of the same series tendered for acceptance by Persons that certify in the applicable Letters of Transmittal or via the Depositary's book-entry system that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Securities and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Securities in an aggregate principal amount equal to the principal amount of the Restricted Definitive Securities of the same series accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Securities, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Persons designated by the Holders of Definitive Securities so accepted Definitive Securities in the appropriate principal amount.

              (g)  Legends.

                                                                              39
              The following legends shall appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

              (i)     Private Placement Legend.

                      (A) Except as permitted by subparagraph (B) below, each
              Global Security and each Definitive Note (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR SECURITY HERETO) OR
     (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY),
     (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, (4) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A."

                      (B) Notwithstanding the foregoing, any Global Security or
              Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii),
              (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this
              Section 2.06 (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.




          (ii) Global Security Legends. Each Global Security shall bear legends in substantially the following form:

     "THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE

                                                                              40
     BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
     SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
     DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

              (iii) Regulation S Temporary Global Security Legend. The Regulation S Temporary Global Security shall bear a legend in substantially the following form:

     "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SECURITIES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

              (iv) Original Issue Discount Legend. Each Global Security or Definitive Note issued in respect of Securities issued with original issue discount shall bear a legend in the following form:



     "FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $__________, THE AMOUNT OF ORIGINAL ISSUE

     DISCOUNT IS $_________, THE ISSUE DATE IS _______, AND THE YIELD TO MATURITY ON THE ISSUE DATE IS ____% PER ANNUM."

              (h)  Cancellation and/or Adjustment of Global Securities.

              At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities of the same series or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security of the same series or for Definitive Securities of the same series, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security of the same series, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

              (i)  General Provisions Relating to Transfers and Exchanges.

              (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon the Company's order or at the Registrar's request.

              (ii) No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.11, 4.10, 4.15 and 9.05 hereof).

              (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

              (iv) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.


              (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of the mailing of notice of redemption under Section 3.02 hereof and ending at the close of business on such day, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

              (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

              (vii) The Trustee shall authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.02 hereof.

              (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

              (ix) Each Holder of a Note agrees to indemnify the Trustee and the Registrar against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

              (x) Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.07.  REPLACEMENT SECURITIES.

              If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note of the same series if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

              Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities of the same series duly issued hereunder.

SECTION 2.08.  OUTSTANDING SECURITIES.

              The Securities of any series outstanding at any time are all the Securities of such series authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Securities held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

              If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser or protected purchaser.

              If the principal amount of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

              If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.  TREASURY SECURITIES.

              In determining whether the Holders of the required principal amount of Securities of any series have concurred in any direction, waiver or consent, Securities owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10.  TEMPORARY SECURITIES.

              Until certificates representing Securities are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of certificated Securities of the same series but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities of the same series.


              Holders of temporary Securities shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.  CANCELLATION.

              The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Securities (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all canceled Securities shall be delivered to the Company. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.  DEFAULTED INTEREST.

              If the Company defaults in a payment of interest on any series of Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of such Securities on which interest is due on a subsequent special record date, in each case at the rate provided in the Securities and in
Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.  CUSIP NUMBERS.

              The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or the omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.


                      ARTICLE 3. REDEMPTION AND PREPAYMENT

SECTION 3.01.  NOTICES TO TRUSTEE.

              If the Company elects to redeem Securities of any series pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date,

(iii) the principal amount of Securities of such series to be redeemed, (iv) the redemption price and (v) the CUSIP numbers of the Securities of such series to be redeemed.

SECTION 3.02.  SELECTION OF SECURITIES TO BE REDEEMED.

              If less than all of the Securities of any series are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Securities of such series to be redeemed or purchased among the Holders of the Securities of such series in compliance with the requirements of the principal national securities exchange, if any, on which the Securities of such series are listed or, if the Securities of such series are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Securities of such series to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Securities of such series not previously called for redemption.

              The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of Securities selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Securities of a Holder are to be redeemed, the entire outstanding amount of Securities held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.  NOTICE OF REDEMPTION.

              Subject to the provisions of Section 3.11 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Securities are to be redeemed at its registered address.

              The notice shall identify the Securities to be redeemed and shall state:

              (a) the redemption date;

              (b) the redemption price;


              (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Securities in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

              (d) the name and address of the Paying Agent;

              (e) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

              (f) that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date;

              (g) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

              (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

              At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

              Once notice of redemption is mailed in accordance with Section
3.03 hereof, Securities called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE

              Prior to 10 a.m. on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Securities to be redeemed.

              If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Securities or the portions of Securities called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01 hereof.

SECTION 3.06.  SECURITIES REDEEMED IN PART.

              Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note of the same series equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.  OPTIONAL REDEMPTION.

              (a) Except as set forth in Sections 3.07(b) and (c) below and in
Section 3.08 hereof, the Notes Due 2010 shall not be redeemable at the Company's option prior to ___________ 2005. Thereafter, the Notes Due 2010 shall be subject to redemption at any time or from time to time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on __________ of the years indicated below:

                                                            PERCENTAGE OF
                       YEAR                              PRINCIPAL AMOUNT
                       ----                              ----------------
2005................................................
2006................................................
2007................................................
2008 and thereafter.................................

              (b) Notwithstanding the foregoing, at any time prior to ____________, 2003, the Company may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes Due 2010 originally issued pursuant to this Indenture at a redemption price of ____________% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net cash proceeds received from one or more Equity Offerings made by the Company after the date of this Indenture; provided that at least 65% of the aggregate principal amount of Securities originally issued pursuant to this Indenture remain outstanding immediately after the occurrence of any such redemption. The Company may make any such redemption upon not less than 30 nor more than 60 days' notice (but in no event more than 90 days after the closing of the related Equity Offering). Any such notice may be given prior to the completion of the related Equity Offering and any such redemption may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent, including, but not limited to, the completion of the related Equity Offering.

              (c) In addition, at any time prior to _________, 2005, the Notes Due 2010 may be redeemed at the option of the Company, in whole but not in part, upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption.

              (d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

                                                                              48
SECTION 3.08.  OPTIONAL TAX REDEMPTION.

              Each series of Securities will be subject to redemption at the option of the Company or a successor corporation at any time, in whole but not in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date if, as a result of any change in or amendment to the laws or any regulations or ruling promulgated thereunder of (x) Bermuda or any political subdivision or governmental authority thereof or therein having the power to tax, (y) any jurisdiction, other than the United States, from or through which payment on the Securities is made by the Company or a successor corporation, or its paying agent in its capacity as such or any political subdivision or governmental authority thereof or therein having the power to tax or (z) any other jurisdiction, other than the United States, in which the Company or a successor corporation is organized, or any political subdivision or governmental authority thereof or therein having the power to tax, or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction (or such political subdivision or taxing authority) is a party (a "Change in Tax Law"), which becomes effective on or after the date of the Offering Memorandum, the Company or a successor corporation is or would be required on the next succeeding interest payment date to pay Additional Amounts with respect to such series of Securities (as described under Section 3.09 hereof), and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company or a successor corporation.

              In addition, each series of Securities will be subject to redemption at the option of the Company at any time, in whole but not in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, if the Person formed by a consolidation or amalgamation of the Company or into which the Company is merged or to which the Company conveys, transfers or leases its properties and assets substantially as an entirety is required, as a consequence of such consolidation, amalgamation, merger, conveyance, transfer or lease and as a consequence of a Change in Tax Law occurring after the date of such consolidation, amalgamation, merger, conveyance, transfer or lease, to pay Additional Amounts in respect of any tax, assessment or governmental charge imposed on any Holder of such series of Securities.

SECTION 3.09.  PAYMENT OF ADDITIONAL AMOUNTS.

              If any deduction or withholding for any present or future taxes, assessments or other governmental charges of (x) Bermuda or any political subdivision or governmental authority thereof or therein having power to tax,
(y) any jurisdiction, other than the United States, from or through which payment on any series of Securities is made by the Company or a successor corporation, or its paying agent in its capacity as such or any political subdivision or governmental authority thereof or therein having the power to tax or (z) any other jurisdiction, other than the United States, in which the Company or a successor corporation is organized, or any political subdivision or governmental authority thereof or therein having the power to tax shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by the Company or a successor corporation under any series of Securities, the Company or a successor corporation will pay to each Holder of such series of Securities as additional interest, such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts paid to such holder of such Securities who, with respect to any such tax, assessment or other governmental charge, is not resident in, or a citizen of, such jurisdiction, after such deduction or withholding, shall not be less than the amount specified in such Securities to which such Holder is entitled; provided, however, that the Company or a successor corporation shall not be required to make any payment of Additional Amounts for or on account of:

              (a) Any tax, assessment or other governmental charge that would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership, limited liability company or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein, (ii) the presentation of a Note (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later, or
     (iii) the presentation of a Note for payment in Bermuda or any political subdivision thereof or therein, unless such Note could not have been presented for payment elsewhere;

              (b) Any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

              (c) Any tax, assessment or other governmental charge that is payable otherwise than by withholding from payment of principal of, premium, if any, or any interest on the Securities;

              (d) Any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Note to comply with a request of the Company addressed to the Holder (i) to provide information, documents or other evidence concerning the nationality, residence or identity of the Holder or such beneficial owner or (ii) to make and deliver any declaration or other similar claim (other than a claim for refund of a tax, assessment or other governmental charge withheld by the Company) or satisfy any information or reporting requirements, which, in the case of (i) or
     (ii), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

              (e)     Any combination of items (a), (b), (c) and (d) above;

              nor shall Additional Amounts be paid with respect to any payment of the principal of, or any premium or interest on, any Note to any Holder who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of (x) Bermuda or any political subdivision or governmental authority thereof or therein having the power to tax, (y) any jurisdiction, other than the United States, from or through which payment on the Securities is made by the Company or a successor corporation, or its paying agent in its capacity as such or any political subdivision or governmental authority thereof or therein having the power to tax or (z) any other jurisdiction, other than the United States, in which the Company or a successor corporation is organized, or any political subdivision or governmental authority thereof or therein having the power to tax to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of such Note.

              The Company shall provide the Trustee with the official acknowledgment of the relevant taxing authority (or, if such acknowledgment is not available, a certified copy thereof) evidencing the payment of the withholding taxes, if any, by the Company. Copies of such documentation shall be made available to the Holders of the Securities or the Paying Agent, as applicable, upon request therefor.

              All references in this Indenture to principal of, premium, if any, and interest on the Securities shall include any Additional Amounts payable by the Company in respect of such principal, such premium, if any, and such interest.

SECTION 3.10.  MANDATORY REDEMPTION.

              Except as otherwise set forth in this Indenture, the Company shall not be required to make mandatory redemption payments with respect to the Securities.

SECTION 3.11.  OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

              In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

              The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Securities required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Securities tendered in response to the Asset Sale Offer. Payment for any Securities so purchased shall be made in the same manner as interest payments are made.

              If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Securities pursuant to the Asset Sale Offer.

              Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

              (a) that the Asset Sale Offer is being made pursuant to this
     Section 3.11 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

              (b) the Offer Amount, the purchase price and the Purchase Date;

              (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

              (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

              (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

              (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

              (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

              (h) that, if the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased); and

              (i) that Holders whose Securities were purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer).

              On or before 10:00 a.m. on the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Securities tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.11. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

              Other than as specifically provided in this Section 3.11, any purchase pursuant to this Section 3.11 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.


                              ARTICLE 4. COVENANTS

SECTION 4.01.  PAYMENT OF SECURITIES.

              The Company shall pay or cause to be paid the principal of, premium, if any, and interest and Special Interest, if any, on the Securities on the dates and in the manner provided in the Securities. Principal, premium, if any, and interest and Special Interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Special Interest, if any, then due. The Company shall pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

              The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Securities to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

              The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

              The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

              The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section
2.03 hereof.

SECTION 4.03.  REPORTS.

              Whether or not required by the rules and regulations of the SEC, so long as any Securities are outstanding, the Company will furnish to the Trustee and the Holders of the Securities (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company was required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations. In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing). Furthermore, the Company will agree that, for so long as any Securities remain outstanding (and regardless of the immediately preceding sentence), it will furnish to the Holders of the Securities and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act or pursuant to the requirements of any securities exchange, if applicable.


SECTION 4.04.  COMPLIANCE CERTIFICATE.

              (a) The Company and each Guarantor shall deliver to the Trustee (to the extent that such Guarantor is so required under the TIA), within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

              (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) hereof shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or
     Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

              (c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.  TAXES.

              The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Securities.

SECTION 4.06.  STAY, EXTENSION AND USURY LAWS.

              The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

                                                                              55
SECTION 4.07.  RESTRICTED PAYMENTS.

              The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company, or dividends or distributions by a Restricted Subsidiary made only to the Company or a Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Securities, except, in each use, a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless

              (a) at the time of and after giving effect to such Restricted Payment, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

              (b) in the case of clauses (i), (ii) and (iii) above, and, in the case of any Restricted Investment that is not an Investment in a Permitted Business, the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.09 hereof; and

              (c) the aggregate amount (if not made in cash, the fair market value as determined in good faith by the Board of Directors) of such Restricted Payment and all other Restricted Payments made by the Company and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (ii), (iii),
(iv), (x) and (xiii) (but, in the case of clause (xiii), only to the extent that such Restricted Payments are reflected as an expense on the income statements of the Company) of the next succeeding paragraph), is less than the sum, without duplication, of (i) the remainder of (x) 100% of cumulative Consolidated Cash Flow (or, in case Consolidated Cash Flow shall be negative, less 100% of such deficit) for the period (taken as one accounting period) beginning on the date of this Indenture and ending on the last day of the last full fiscal quarter immediately preceding the date of such Restricted Payment minus (y) the product of 1.5 times the cumulative Consolidated Interest Expense of the Company from the date of this Indenture through the last day of the last full fiscal quarter immediately preceding the date of such Restricted Payment, plus (ii) 100% of the aggregate net cash proceeds and the Fair Market Value of property or assets received by the Company since the date of this

                                                                              56
Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or Indebtedness of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus the amount of cash or the Fair Market Value of property or assets received by the Company or any Restricted Subsidiary upon such conversion or exchange, plus (iii) the aggregate amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (x) dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary, (y) proceeds realized by the Company or any Restricted Subsidiary upon the sale of such Investment to a Person other than the Company or any Subsidiary of the Company, or (z) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, not to exceed in the case of any of the immediately preceding clauses (x), (y) or (z) the aggregate amount of Restricted Investments made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary after the date of this Indenture, plus (iv) to the extent that any Restricted Investment that was made after the date of this Indenture is sold, the amount of cash or Fair Market Value of assets received therefrom (net of any cost of disposition) not to exceed the aggregate amount of such Restricted Investment.

              The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the foregoing provisions;
(ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock) after the date of this Indenture; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (iii) the defeasance, redemption, retirement, repurchase or other acquisition of Indebtedness that is subordinated to the Securities with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis; (v) the purchase of any subordinated Indebtedness at a purchase price not greater than 101% of the principal amount thereof following a Change of Control pursuant to an obligation in the instruments governing such subordinated Indebtedness to purchase or redeem such subordinated Indebtedness as a result of such Change of Control; provided, however, that no such purchase or redemption shall be permitted until the Company has completely discharged its obligations described under Section 4.14 (including the purchase of all Securities tendered for purchase by holders) arising as a result of such Change of Control; (vi) payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company and its Restricted Subsidiaries; (vii) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company determined to be necessary or advisable by the Board of Directors in good faith in connection with a merger or acquisition of assets by the Company as a Restricted Subsidiary or of a Person that is or immediately thereafter becomes a Restricted Subsidiary otherwise permitted pursuant to this Indenture in which at least 80% of the consideration issued or paid by the Company and its Restricted Subsidiaries is Equity Interests of the Company; provided that the aggregate amount of such repurchases, redemptions or other acquisitions or retirements for value in connection with any merger or acquisition shall not exceed the lesser of (x) 7.5% of the Consolidated Tangible Assets of the Company and its Restricted Subsidiaries prior to the transaction and (y) 7.5% of the Equity Interests to be issued by the Company in the transaction (provided that the amount of such purchases shall reduce the amount available for Restricted Payments under clause (c) (ii) of the immediately preceding paragraph); (viii) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any of its Restricted Subsidiaries held by any director, officer, employee or consultant of the Company or any Restricted Subsidiary; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $10.0 million in any twelve-month period (with unused amounts being carried over to succeeding twelve-month periods, subject to a maximum of $15.0 million in any twelve-month period); provided further, that such amount in any twelve-month period may be increased by an amount (to the extent not previously applied) not to exceed (A) the cash proceeds received by the Company or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Company (to the extent contributed to the Company) to directors, officers, employees or consultants of the Company and its Restricted Subsidiaries that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or retirement for value will not increase the amount available for Restricted Payments under clause (c)(ii) of the immediately preceding paragraph) plus (B) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date (provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any single twelve-month period); (ix) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; (x) Investments acquired in exchange for Equity Interests (other than Disqualified Stock), or made with the net cash proceeds received from an Equity Offering made by the Company after June 30, 2000, (provided that the amount of any such Equity Interests or net cash proceeds that are utilized for any such Investment shall be excluded from clause (c)(ii) of the preceding paragraph) plus the net gain realized in cash and not otherwise included in Consolidated Cash Flow from the sale of Restricted Investments; (xi) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries issued or incurred in accordance with the Section 4.09 on the date on which such dividend or distribution was scheduled to be paid in the original documentation governing such Disqualified Stock, not including any contingent obligation to pay such dividend or distribution prior to the date originally scheduled for the payment thereof;
(xii) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock, not in excess of $50.0 million per year; and (xiii) other Restricted Payments in an aggregate amount not to exceed $25.0 million.

              The Board of Directors may not designate any Subsidiary of the Company (other than a newly created Subsidiary in which no Investment has been made (other than the amount required to capitalize such Subsidiary in connection with its organization)) as an Unrestricted Subsidiary (a "Designation") unless: (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; (ii) the Company would, immediately after giving effect to such Designation, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.09; and
(iii) the Company would not be prohibited under this Indenture from making an Investment at the time of such Designation (assuming the effectiveness of such Designation for purposes of clauses (a) and (b) of this Section 4.07) in an amount equal to the fair market value of the net Investment of the Company or any other Restricted Subsidiary in such Subsidiary on such date.

              In the event of any such Designation, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such Designation and will reduce the amount available for Restricted Payments under the first paragraph or second paragraph of this Section 4.07, as applicable, or Permitted Investments, as applicable. All such outstanding Investments will be deemed to constitute Restricted Payments in an amount equal to the fair market value of such Investments at the time of such Designation.

              A Designation may be revoked (a "Revocation") by a resolution of the Board of Directors delivered to the Trustee, provided that the Company will not make any Revocation unless: (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Revocation; and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred at such time for all purposes under this Indenture.

              The amount of a Restricted Payment (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company (or such Restricted Subsidiary, as the case may be) pursuant to the Restricted Payment.

SECTION 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

              The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of this Indenture, (b) agreements as in effect as of the date of this Indenture, (c) Indebtedness or any agreement pursuant to which such Indebtedness was issued, incurred in accordance with clause (g), (h), (i), (k) or (n) of the second paragraph of Section 4.09 hereof, provided that such (A) encumbrances or restrictions are customary with respect to such types of Indebtedness (as

                                                                              59
determined in good faith by the Chief Financial Officer of the Company), (B) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement and (C) the Board of Directors determines that any such encumbrance or restriction will not materially affect the Company's ability to pay principal, premium, interest and Additional Amounts pursuant to the terms of the Securities and this Indenture, (d) this Indenture, the Securities and the Exchange Securities, (e) applicable law, (f) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred or Capital Stock was issued in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or its Subsidiaries, or the property or assets of the Person or its Subsidiaries, so acquired, provided, that in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (g) in the case of clause (iii) of the first paragraph of this Section 4.08, (A) existing by virtue of any transfer of, agreement to transfer, option or right to transfer with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture, or (B) arising or agreed in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, materially detract from the value of property or assets of the Company or Restricted Subsidiary to the Company or any Restricted Subsidiary, and that the Board of Directors determines will not materially affect the Company's ability to pay principal, premium, interest and Additional Amounts pursuant to the terms of the Securities and this Indenture, (h) customary non-assignment provisions entered into in the ordinary course of business in leases, licenses and other contracts to the extent the provisions restrict the transfer, sublicensing or any license or subletting of any lease or the assignment of rights under such contract, (i) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (j) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition, (k) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (l) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of Section 4.12 hereof that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien, (m) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business and (n) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (o) restrictions created in connection with any Receivables Facility that, in the good faith determination of the Board of Directors are necessary or advisable to effect such Receivables Facility; provided, however, that such restrictions apply only to such Receivables Entity; or (p) any encumbrances or restrictions of the type referred to in clauses (i), (ii) and (iii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (o) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendments, modifications, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 4.09.  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

              The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or Preferred Stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and its Restricted Subsidiaries may incur Indebtedness or issue Disqualified Stock or Preferred Stock if either:

              (i) the Consolidated Leverage Ratio is less than 6.0 to 1.0 prior to December 31, 2002, or 5.5 to 1.0 thereafter; or

              (ii) the Consolidated Capital Ratio is less than 2.25 to 1.0.

              Notwithstanding the foregoing, the provisions of the paragraph set forth above will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):

              (a) The incurrence by the Company of Indebtedness represented by the Securities and the Exchange Securities and any Guarantees thereof;

              (b) The incurrence by the Company or any of its Restricted Subsidiaries of Existing Indebtedness;

              (c) The incurrence of Indebtedness by the Company to any Restricted Subsidiary or Indebtedness of any Restricted Subsidiary to the Company or any other Restricted Subsidiary or the issuance of shares of Preferred Stock by a Restricted Subsidiary to the Company or any other Restricted Subsidiary (but only for so long as such Indebtedness or shares of Preferred Stock are held by the Company or such Restricted Subsidiary);

              (d) The incurrence by the Company or any of its Restricted Subsidiaries of Capital Lease Obligations (other than leases of backhaul services) incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (d), in an aggregate principal amount not to exceed $25.0 million at any time outstanding;

              (e) The incurrence by the Company or any of its Restricted Subsidiaries of

     Indebtedness pursuant to acquisitions of capacity made in the ordinary course of business;

              (f) The incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest or foreign currency exchange rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

              (g) The incurrence by the Company or any of its Restricted Subsidiaries of Acquired Debt;

              (h) The incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred pursuant to the immediately preceding paragraph hereof or clauses (a), (b), (d), (e), (g), (h), (i), (k), (m), (n) or (o) of this paragraph;

              (i) The incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness not otherwise permitted to be incurred pursuant to this paragraph in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (i), not to exceed $100.0 million;

              (j) The incurrence of Indebtedness by a Receivables Entity in a Qualified Receivables Transaction, provided that the proceeds thereof are applied in accordance with Section 4.10 hereof;

              (k) The incurrence by the Company or any Restricted Subsidiary of Purchase Money Indebtedness;

              (l) Letters of Credit that are cash collateralized; Indebtedness
     (A) in respect of performance, surety or appeal bonds or letters of credit supporting Trade Payables, in each case provided in the ordinary course of business, and (B) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than guarantees of Indebtedness incurred for the purpose of financing such acquisition by the Person acquiring all or any portion of such business, assets or Restricted Subsidiary), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

              (m) Indebtedness of the Company that by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is incurred (x) is expressly made subordinate in right of payment to the Securities and (y) provides that no payment with respect thereto other than interest may be made prior to the payment in full of all of the

     Company's obligations under the Securities except with the proceeds of a capital contribution, the sale of Capital Stock (other than Disqualified Stock) of the Company or other Indebtedness incurred pursuant to this clause (m) or Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (m), not in excess of $200.0 million at any time outstanding except to the extent such Indebtedness in excess thereof also provides that no payment of interest may be made prior to the payment in full of all of the Company's obligations under the Securities except as provided above;

              (n) The incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness under one or more Credit Facilities or Letters of Credit, in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $200.0 million and (y) 85.0% of Eligible Accounts Receivable not sold or pledged for Indebtedness incurred under clause (j), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (n);

              (o) The guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09; and

              (p) Indebtedness arising from the honoring by a bank or other financing institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two business days of its incurrence.

              The Company will not, and will not permit any of its Restricted Subsidiaries to, incur any Indebtedness (including Permitted Indebtedness) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Restricted Subsidiary unless such Indebtedness is also contractually subordinated in right of payment to the Securities on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

                 Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded with respect to any outstanding Indebtedness solely as a result of fluctuations in the exchange rate of currencies.

              For purposes of determining any particular amount of Indebtedness under this Section 4.09, guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining any particular amount of Indebtedness under this Section 4.09, if any such Indebtedness denominated in a foreign currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal of, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. For purposes of determining compliance with this Section 4.09, (A) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify (and from time to time may reclassify) such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses and (B) the principal amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with GAAP.

SECTION 4.10.  ASSET SALES

              The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale unless, (i) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors (including as to the value of all noncash consideration) and set forth in an Officer's Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor is in the form of cash and/or Cash Equivalents, and (iii) the Net Proceeds received by the Company (or such Restricted Subsidiary, as the case may be) from such Asset Sale are applied within 360 days following the receipt of such Net Proceeds (a) to repay, redeem or repurchase outstanding pari passu Indebtedness of the Company or Indebtedness of any Restricted Subsidiary; provided that in the event that such Restricted Subsidiary is a Guarantor, the Indebtedness to be redeemed or repurchased ranks at least pari passu to the Guarantee given by such Restricted Subsidiary, (b) to reinvest, or enter into a legally binding agreement to reinvest, such Net Proceeds (or any portion thereof) in assets that are used or useful in a Permitted Business or in the Capital Stock of a Person engaged in a Permitted Business that is or immediately thereafter becomes a Restricted Subsidiary or (c) in any combination permitted by clauses (a) and (b). Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may invest such Net Proceeds in Cash Equivalents. The balance of such Net Proceeds, after the application of such Net Proceeds as described in the immediately preceding clauses (a) and (b), shall constitute "Excess Proceeds."

              When the aggregate amount of Excess Proceeds equals or exceeds $15.0 million, the Company will be required to and, at the election of the Company, at any earlier time, the Company, may make an offer to all Holders of Securities and pari passu Indebtedness (an "Asset Sale Offer") to purchase the maximum principal amount of Securities and pari passu Indebtedness that may be purchased out of the Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in
Article 3 of this Indenture and the agreements governing such pari passu Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Securities and pari passu Indebtedness tendered into such Asset Sale Offer by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities and pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero for purposes of the first sentence of this paragraph.

              The amount of (i) any liabilities (as shown on the Company's (or such Restricted Subsidiary's, as the case may be) most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Company or any Restricted Subsidiary from all liability in respect thereof, (ii) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Company and each other Restricted Subsidiary are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Sale (iii) any securities, Securities or other obligations received by the Company (or such Restricted Subsidiary, as the case may be) from such transferee that are converted by the Company (or such Restricted Subsidiary, as the case may be) into cash and/or Cash Equivalents (to the extent of the cash and/or Cash Equivalents received) within 180 days following the receipt thereof, (iv) the Fair Market Value of any assets used or useful in a Permitted Business received in such Asset Sale and (v) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (v) that is at that time outstanding, not to exceed 10% of Consolidated Tangible Assets at the time of receipt of such Designated Noncash Consideration, will be deemed to be cash and/or Cash Equivalents for purposes of this provision.

              The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the purchase of the Securities as a result of an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue thereof.

SECTION 4.11.  TRANSACTIONS WITH AFFILIATES.

              The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(i) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, the Company delivers to the Trustee a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction is approved by a majority of the Disinterested Directors and (iii) with respect to any Affiliate Transaction or series of related Affiliate Transactions (other than with Microsoft Corporation, Softbank Corp. or any of their respective Affiliates) involving aggregate consideration in excess of $50.0 million, the Company delivers to the Trustee an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view from an accounting, appraisal or investment banking firm of national standing.

              Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) (a) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, Plan, related trust agreement or any other similar arrangement for or with any employee, officer, consultant or director heretofore or hereafter entered into in the ordinary course of business, (b) the payment of compensation, performance of indemnification or contribution obligations, or an issuance, grant or award of stock, options, or other equity-related interests or other securities to employees, officers, consultant or directors in the ordinary course of business,
(c) any transaction in the ordinary course of business not involving more than $250,000 in any one case, or (d) Management Advances and payments in respect thereof, (ii) transactions between or among the Company and/or its Restricted Subsidiaries or any Receivables Entity, (iii) payment of reasonable directors fees, (iv) any sale or other issuance of Equity Interests (other than Disqualified Stock) of the Company, (v) Affiliate Transactions in effect or approved by the Board of Directors on the date of this Indenture, including any amendments thereto (provided that the terms of such amendments are not materially less favorable to the Company or the relevant Restricted Subsidiary than the terms of such agreement prior to such amendment), (vi) any transaction between the Company or any Restricted Subsidiary, on the one hand, and any Affiliate of the Company engaged primarily in a Permitted Business on the other hand, (A) in the ordinary course of business and consistent with commercially reasonable practices or (B) approved by a majority of the Disinterested Directors, (vii) any payment pursuant to any tax sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes, provided that such payment is not greater than that which the Company would be required to pay as a stand-alone taxpayer, (viii) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter that are otherwise permitted by this Indenture; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (viii) to the extent that the terms of any such amendment or new agreement are not otherwise materially adverse to the interests of the Holders, and (ix) Restricted Payments that are permitted by
Section 4.07 hereof.

SECTION 4.12.  LIENS.

              The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Securities are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

SECTION 4.13.  CORPORATE EXISTENCE.

              Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Securities.


SECTION 4.14.  OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

              (a) Upon the occurrence of a Change of Control, each Holder of Securities will have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at a purchase price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Special Interest thereon to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that the Company shall not be obligated to repurchase Securities pursuant to this covenant in the event that it has exercised its rights to redeem all of the Securities as described in Sections 3.07 and 3.08 hereof. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to purchase Securities on the date specified in such notice, which date shall be no earlier than 30 and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), in accordance with the procedures required by this Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the purchase of Securities as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with any of the provisions of this Section 4.14, the Company will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations under this covenant by virtue thereof.

              (b) On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company. The Paying Agent will promptly mail or deliver to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail or deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of Securities surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (c) Notwithstanding anything to the contrary in this Section 4.14, the Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14, and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

Section 4.15.  Business Activities.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than a Permitted Business, and will not become an instrument company subject to regulation under the Investment Company Act of 1940, as amended.

Section 4.16.
                               [Reserved]

Section 4.17.

                               [Reserved]

Section 4.18. Issuances and Sales of Equity Interests in Wholly Owned Restricted Subsidiaries.

         The Company (i) shall not, and shall not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in East Asia Crossing Ltd. and its Wholly Owned Restricted Subsidiaries or any Wholly Owned Restricted Subsidiary of the Company that directly or indirectly owns such Subsidiaries to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) and (ii) shall not permit East Asia Crossing Ltd. and its Wholly Owned Restricted Subsidiaries or any Wholly Owned Restricted Subsidiary of the Company that directly or indirectly owns such Subsidiaries to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company, except in the case (a) such transfer, conveyance, sale, lease or other disposition, together with all prior transfers, conveyances, sales, leases or other dispositions, does not exceed 20% of the Equity Interest in East Asia Crossing Ltd. and its Wholly Owned Restricted Subsidiaries or such Wholly Owned Restricted Subsidiary of the Company and (b) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied either (A) to repay outstanding Indebtedness permanently under the Credit Facilities of the Company or its Restricted Subsidiaries or (B) to make an offer to all Holders of Securities to purchase all or any part of such Holders' Securities at a purchase price in cash in an amount equal to ___% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with Section 9(b) on the back of the Note.

Section 4.19.  Payments For Consent.

         Neither the Company nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or is paid to all Holders of the Securities that consent, waive or agree to amend such terms or provisions of this Indenture or the Securities in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.20.  Money for Payments to Be Held In Trust.

         If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal, premium, interest or Special Interest, if any, with respect to the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, interest or Special Interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents for the Securities, it will, on or before each due date of the principal, premium, interest or Special Interest, if any, with respect to the Securities, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) sufficient to pay the principal, premium, interest or Special Interest, if any, so becoming due (or at the option of the Company, payment of interest may be mailed by check to the Holders of the Securities at their respective addresses set forth in the register of Holders of Securities; provided that all payments with respect to Securities represented by one or more permanent global Securities will be paid by wire transfer of immediately available funds to the account of the Depository Trust Company or any successor thereto) such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, interest or Special Interest, if any, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

         The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

         (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

         (b) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal, premium, interest or Special

    Interest, if any;

         (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and


         (d) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture relating to the duties, rights and obligations of such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.


         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, interest or Special Interest, if any, with respect to a Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company at the request of the Company or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause notice to be promptly sent to each Holder that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification any unclaimed balance of such money then remaining will be repaid to the Company.

Section 4.21.  Future Guarantees.

         If any Restricted Subsidiary guarantees any Debt Securities issued by the Company, then (i) the Company shall promptly notify the Trustee of such guarantee, (ii) the Trustee shall, in turn, notify each Holder and (iii) the Company shall cause this Indenture to be amended to make such Restricted Subsidiary a Guarantor hereunder. Prior to the execution of such amendment, each such Restricted Subsidiary required to become a Guarantor pursuant to the provisions of this Section 4.21 shall be deemed a Guarantor hereunder for purposes of determining the rights and obligations hereunder.


                              ARTICLE 5. SUCCESSORS

Section 5.01.  Merger, Consolidation, or Sale of Assets.

         The Company shall not, directly or indirectly, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to another Person unless: (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, or Bermuda; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Rights Agreement, the Securities and this Indenture pursuant to a supplemental indenture in a form and substance reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, immediately after such transaction and after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.09 hereof or the Consolidated Leverage Ratio would be no greater than such ratio immediately prior to such transaction if the ratio prior to such transaction is positive or greater than or equal to such ratio if the ratio prior to such transaction is negative. The Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this covenant will not be applicable to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and its Restricted Subsidiaries.

Section 5.02.  Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Securities except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.


                        ARTICLE 6. DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.

         "Events of Default" wherever used herein with respect to any series of Securities means any one of the following events:

         (i) default for 30 days in the payment when due of interest on the Securities of such series;

         (ii) default in the payment when due of the principal of, or premium, if any, on, the Securities of such series;

         (iii) default in the payment of principal and interest on any Securities required to be purchased pursuant to Sections 4.10 and 4.14 or the failure by the Company or any of its Restricted Subsidiaries to comply with Section 5.01;

         (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice from the Trustee or holders of 25% or more of the aggregate principal amount of the Securities of a series to comply with any of its other agreements in this Indenture with respect to the Securities of such series or the Securities of such series;


         (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default shall constitute failure to pay the principal of such Indebtedness at Stated Maturity (after giving effect to any applicable grace periods and any extensions thereof) or results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such other Indebtedness, together with the principal amount of any other such Indebtedness which has not been paid or the maturity of which has been so accelerated, aggregates $25.0 million or more;

         (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments not subject to appeal aggregating in excess of $25.0 million (net of applicable insurance coverage which is acknowledged in writing by the insurer), which judgments are not paid, discharged or stayed for a period of 60 days following the entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid, discharged or stayed to exceed $25.0 million;

         (vii) except as provided by this Indenture, any Guarantee of the Securities by a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary , or any Person acting on behalf of any Guarantor or Guarantors, shall deny or disaffirm its obligations under its Guarantee of the Securities of such series;

         (viii) the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary:


                 (a) commences a voluntary case,

                 (b) consents to the entry of an order for relief against it in an involuntary case,

                 (c) consents to the appointment of a custodian of it or for all or substantially all of its property,

                 (d) makes a general assignment for the benefit of its creditors, or

                 (e) generally is not paying its debts as they become due; and


         (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:


                 (a) is for relief against the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary,

                 (b) appoints a custodian of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

                 (c) orders the liquidation of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

                 and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02.  Acceleration.

         If any Event of Default with respect to outstanding Securities of any series occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities of such series, by written notice to the Company, may declare all the Securities of such series to be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (viii) or (ix) of Section 6.01 hereof with respect to outstanding Securities of any series occurs with respect to the Company, any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Securities of such series shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Securities of such series by written notice to the Trustee may on behalf of all of the Holders of Securities of such series rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

         If an Event of Default with respect to outstanding Notes Due 2010 occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes Due 2010 pursuant to Section 3.07 hereof, then, upon acceleration of the Securities, an equivalent premium shall also become and be immediately due and payable to Holders of Notes Due 2010, to the extent permitted by law, anything in this Indenture or in the Securities to the contrary notwithstanding. If an Event of Default occurs prior to ____________, 2005 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes Due 2010 prior to such date, then, upon acceleration of the Securities, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on [_______] of the years set forth below, as set forth below (expressed as a percentage of the aggregate principal amount to the date of payment that would otherwise be due but for the provisions of this sentence):

              Year                                      Percentage
              ----                                      ----------
              2000__________%
              2001__________%
              2002__________%
              2003__________%
              2004__________%

Section 6.03.  Other Remedies.

         If an Event of Default with respect to outstanding Securities of any series occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest and Special Interest, if any, on the Securities of such series or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities of such series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note of such series in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.  Waiver of Past Defaults.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Securities of any series by notice to the Trustee may on behalf of the Holders of all of the

Securities of such series waive an existing Default or Event of Default with respect to such series and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Special Interest, if any, or interest on, the Securities of such series (including in connection with an offer to purchase) (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount thereof and waiver of the payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist with respect to such series, and any Event of Default with respect to such series arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.  Control by Majority.

         Holders of a majority in principal amount of the then outstanding Securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Securities or that may involve the Trustee in personal liability.

Section 6.06.  Limitation on Suits.

         A Holder of a Note of any series may pursue a remedy with respect to this Indenture to the extent it relates to the Securities of such series, or the Securities of such series only if:

         (a) the Holder gives to the Trustee written notice of a continuing Event of Default with respect to such series;

         (b) the Holders of at least 25% in principal amount of the then outstanding Securities of such series make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Note or Holders of Securities offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Securities of such series do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.  Rights of Holders of Securities to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Special Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.  Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(i) or (ii) hereof occurs and is continuing with respect to the Securities of any series, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Special Interest, if any, and interest remaining unpaid on the Securities of such series and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.  Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Securities allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.  Priorities.

         If the Trustee collects any money with respect to a series of Securities pursuant to this Article 6, it shall pay out the money in the following order:

         First: to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to Holders of Securities of such series for amounts due and unpaid on the Securities of such series for principal, premium and Special Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of such series for principal, premium and Special Interest, if any, and interest, respectively; and

         Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 6.10.

Section 6.11.  Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities of any series.


                               ARTICLE 7. TRUSTEE

Section 7.01.  Duties of Trustee.

         (a) If an Event of Default with respect to any series of Securities has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default:

         (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein or otherwise verify the contents thereof).

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (i) this paragraph does not limit the effect of paragraph (b) of this
    Section 7.01;

         (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section 7.01.


         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense including reasonable attorneys' fees that might be incurred by it in compliance with such request or direction.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.  Rights of Trustee.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall receive and retain financial reports and statements of the Company as provided herein, but it shall have no duty to review or analyze such reports or statements to determine compliance with covenants or other obligations of the Company.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03.  Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04.  Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.  Notice of Defaults.

         (a) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this

Indenture.

         (b) If a Default or Event of Default with respect to a series of Securities occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of such series of Securities a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of such series of Securities.

Section 7.06.  Reports by Trustee to Holders of the Securities.

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Securities remain outstanding, the Trustee shall mail to the Holders of the Securities a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         A copy of each report at the time of its mailing to the Holders of Securities shall be mailed to the Company and filed with the SEC and each stock exchange on which the Securities are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.

Section 7.07.  Compensation and Indemnity.

         The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed.

         The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(viii) or (ix) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08.  Replacement of Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created with respect to one or more series of Securities by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities of any series may remove the Trustee with respect to such series by so notifying the Trustee and the Company in writing. The Company may remove the Trustee with respect to one or more series of Securities if:

         (a) the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a custodian or public officer takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting.

         If, as to any series of Securities, the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee for such series of Securities. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities of such series may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Securities of at least 10% in principal amount of the then outstanding Securities of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee for such series of Securities.

         If the Trustee, after written request by any Holder of a Note of any series who has been a Holder of a Note of such series for at least six months, fails to comply with Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for such series of Securities.

         In case of the appointment hereunder of a successor Trustee with respect to the Securities of one but not all series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which shall:

         (a) contain such provisions as shall be necessary of desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of the series to which the appointment of such successor Trustee relates;

         (b) contain such provisions as shall be necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of the series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee; and

         (c) add to or change any of the provisions of this Indenture as shall be necessary or desirable to provide for or facilitate the administration of the trusts hereunder by two Trustees; provided, however, that nothing contained herein or in such supplemental Indenture shall constitute such Trustee to be co-trustees of the same trust and that each such Trustee shall be trustee of a trust hereunder separate and apart from any trust hereunder administered by the other such Trustee.

         Upon the execution and delivery of such supplemental Indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that series to which the appointment of such successor Trustee relates. The successor Trustee shall mail a notice of its succession to Holders of the Securities of such series. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.  Successor Trustee by Merger, etc.

         If the Trustee as to any series of Securities consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee as to such series of Securities.

Section 7.10.  Eligibility; Disqualification.

         There shall at all times be a Trustee hereunder with respect to each series of Securities that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee with respect to each series of Securities who satisfies the requirements of TIA Section 310(a)(1), (2) and
(5). The Trustee is subject to TIA Section 310(b).

Section 7.11.  Preferential Collection of Claims Against Company.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


               ARTICLE 8. LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance.

         The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Securities of any series upon compliance with the conditions set forth below in this Article 8.

Section 8.02.  Legal Defeasance and Discharge.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Securities of any series on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities of such series, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities of such series to receive payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due from the trust referred to below; (b) the Company's obligations with respect to the Securities of such series concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and (d) the Legal Defeasance provisions of this Indenture. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03.  Covenant Defeasance.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their respective obligations under the covenants contained in
Article 5 and in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15,
4.16, 4.17, 4.18 and 4.19 hereof with respect to the outstanding Securities of any series on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Securities of such series shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this
Section 8.03, subject to the satisfaction of the conditions set forth in Section
8.04 hereof, Sections 6.01(iii) through 6.01(vii) hereof and 6.01(x) hereof shall not constitute Events of Default.

Section 8.04.  Conditions to Legal or Covenant Defeasance.

         The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Securities of any series:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

         (a) the Company must irrevocably deposit, or cause to be deposited, with the Trustee, in trust, for the benefit of the Holders of the Securities of such series, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the outstanding Securities of such series on the Stated Maturity thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Securities of such series are being defeased to maturity or to a particular redemption date;

         (b) in the case of Legal Defeasance, the Company must deliver to the Trustee an Opinion of Counsel (which may be subject to customary assumptions and exclusions) in the United States reasonably acceptable to the Trustee confirming that the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance, and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of Covenant Defeasance, the Company must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the of the outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance, and such Holders will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Default or Event of Default with respect to such series shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

         (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

         (f) the Company must deliver to the Trustee an Opinion of Counsel (which may be subject to customary assumptions and exclusions) in the United States reasonably acceptable to the Trustee to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights and remedies generally;

         (g) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Securities of such series over other creditors of the Company, or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

         (h) the Company must deliver to the Trustee an Opinion of Counsel in Bermuda reasonably acceptable to the Trustee to the effect that the Holders of the outstanding Securities will not be adversely affected under Bermuda law; and

         (i) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States reasonably acceptable to the Trustee, each stating that all conditions precedent provided for or relating to Legal Defeasance or Covenant Defeasance, as applicable, have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

         Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.  REPAYMENT TO COMPANY.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, interest or Special Interest, if any, on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.  REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or
8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.08.  SURVIVAL.

         The Trustee's rights under this Article 8 shall survive termination of this Indenture.

                   ARTICLE 9. AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.  WITHOUT CONSENT OF HOLDERS OF SECURITIES.

         Notwithstanding Section 9.02 hereof, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Guarantees or the Securities without the consent of any Holder of a Note:

         (a) to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Securities in addition to or in place of certificated Securities or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

         (c) to provide for the assumption of the Company's or any Guarantor's obligations to the Holders of the Securities by a successor to the Company or a Guarantor pursuant to Article 5 or Article 10 hereof;

         (d) to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights hereunder of any Holder of a Note, in the good faith judgment of the Board of Directors;

         (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

         (f) to allow any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the Securities;

         (g) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Note of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Note with respect to such provision or (B) shall become effective only when there is no such Note outstanding;

         (h) to establish the form or terms of Securities of any series as permitted by Article 2;

         (i) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.  WITH CONSENT OF HOLDERS OF SECURITIES.

         Except as provided below in this Section 9.02, the Company, a Guarantor (with respect to a Guarantee or this Indenture to which it is a party) and the Trustee may amend or supplement this Indenture (including Section 3.11, 4.10 and 4.15 hereof), the Securities and the Guarantees with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities of each series affected thereby voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default with respect to any series of Securities (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Securities or the Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities of each series affected thereby voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities).

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities of each series affected thereby as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

         A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

         It shall not be necessary for the consent of the Holders of Securities under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Securities affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the then outstanding Securities of each series affected thereby voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Securities held by a non-consenting Holder):

         (a) reduce the principal amount of Securities of each series whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Securities of any series, other than provisions relating to Sections 3.11 or
4.15 hereof;

         (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

         (d) waive a Default or Event of Default in the payment of principal of or premium or Special Interest, if any, or interest on the Securities of any series (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the then outstanding Securities of each series and a waiver of the payment default that resulted from such acceleration;

         (e) make any Note payable in money other than that stated in the Securities;

         (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of or premium, interest or Special Interest, if any, on the Securities;

         (g) waive a redemption payment with respect to any Note, other than a payment required by Section 3.11 or 4.15 hereof;

         (h) make any change in the foregoing amendment and waiver provisions.

SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment or supplement to this Indenture or the Securities shall be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.  NOTATION ON OR EXCHANGE OF SECURITIES.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Securities of the same series that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company and any Guarantors, enforceable against them in accordance with their terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

SECTION 9.07.  EFFECT OF SUPPLEMENTAL INDENTURES.

         Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.


SECTION 9.08.  REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

         Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trust and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities of such series.

                             ARTICLE 10. GUARANTEES

SECTION 10.01.  GUARANTEE.

         Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

         The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.

         If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

SECTION 10.02.  LIMITATION ON GUARANTOR LIABILITY.

         Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee and this Article 10 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 10.03.  EXECUTION AND DELIVERY OF GUARANTEE.

         To evidence its Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form included in Exhibit D shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by an Officer thereof.

         Each Guarantor hereby agrees that its Guarantee set forth in Section
10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such

Guarantee.

         If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

         In the event that any Restricted Subsidiary guarantees any Debt Securities issued by the Company subsequent to the date of this Indenture, if required by Section 4.22 hereof, the Company shall cause such Restricted Subsidiary to execute supplemental indentures to this Indenture and Guarantees in accordance with Section 4.22 hereof, and this Article 10, to the extent applicable.

SECTION 10.04.  GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

         No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless:

         (a) subject to Section 10.05 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Securities, this Indenture, the Registration Rights Agreement and the Guarantee on the terms set forth herein or therein; and

         (b) immediately after giving effect to such transaction, no Default or Event of Default exists.

         In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

         Notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a

Guarantor as an entirety or substantially as an entirety to the Company, another Guarantor or a Restricted Subsidiary.

SECTION 10.05.  RELEASES FOLLOWING SALE OF ASSETS.

         In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section
4.10 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

         Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Securities and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.


                     ARTICLE 11. SATISFACTION AND DISCHARGE

SECTION 11.01.  SATISFACTION AND DISCHARGE OF INDENTURE.

         This Indenture shall be discharged and will cease to be of further effect as to all Securities of any series issued hereunder, when either

         (a) all such Securities theretofore authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

         (b)

         (i) all Securities of such series not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or a Guarantor, has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust an amount of money sufficient to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation for principal, premium, accrued interest and Special Interest, if any, to the date of maturity or redemption;

         (ii) no Default or Event of Default with respect to this Indenture, so far as it relates to the Securities of such series, or the Securities of such series shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or a Guarantor, is a party or by which the Company or a Guarantor is bound;

         (iii) the Company or a Guarantor has paid or caused to be paid all sums payable by it under this Indenture in respect of the Securities such series; and

         (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Securities of such series at maturity or the redemption date, as the case may be.

         In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge with respect to the Securities of such series have been satisfied.

SECTION 11.02.  APPLICATION OF TRUST MONEY.

         Subject to the provisions of the last paragraph of Section 4.19 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to Persons entitled thereto, of the principal (and premium, if any), interest and Special Interest, if any, for whose payment such money has been deposited with the Trustee.

         If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though such deposit had occurred pursuant to
Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.


                            ARTICLE 12. MISCELLANEOUS

SECTION 12.01.  TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by

TIA Section 318(c), the imposed duties shall control.

SECTION 12.02.  NOTICES.

         Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company and/or any Guarantor:

                  Asia Global Crossing Ltd.
                  Wessex House
                  45 Reid Street
                  Hamilton HM 12 Bermuda
                  Telecopier No.: (441) 296-8606
                  Attention: Secretary of the Company

         With a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, NY  10017
                  Telecopier No.:  (212) 455-2502
                  Attention:  Alan Klein, Esq.

         If to the Trustee:

                  United States Trust Company of New York
                  114 West 47th Street - 25th Floor
                  New York, New York  10036
                  Telecopier No.:(212) 852-1626
                  Attention:  Cynthia Chaney

         With a copy to:

                  [Winston & Strawn
                  200 Park Avenue
                  New York, NY 10166
                  Telecopier No.:(212) 294-4700
                  Attention:  Jeffrey H. Elkin, Esq.]

         The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it except that any notice or communication to the Trustee shall be deemed to have been duly given to the Trustee when received at the Corporate Trust Office of the Trustee.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03. COMMUNICATION BY HOLDERS OF SECURITIES WITH OTHER HOLDERS OF SECURITIES.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, except with respect to the initial authentication of Securities on the date of this Indenture, the Company shall furnish to the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has or they have made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.06.  RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS.

         No past, present or future director, officer, employee, incorporator or shareholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Securities, the Subsidiary Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

SECTION 12.08.  GOVERNING LAW.

THIS INDENTURE, THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 12.09.  CURRENCY INDEMNITY.

         U.S. dollars are the sole currency of account and payment for all sums payable by the Company and the Guarantors under or in connection with the Securities, including damages. Any account received or recovered in a currency other than dollars (whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the liquidation, dissolution or other winding-up of the affairs of the Company or the Guarantors or otherwise) by any Holder of a Note in respect of any sum expressed to be due to it from the Company or the Guarantors shall only constitute a discharge to the Company and the Guarantors to the extent of the dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that dollar amount is less than the dollar amount expressed to be due to the recipient under any Note, the Company and the Guarantors shall indemnify it against any loss sustained by it as a result. In any event, the Company and the Guarantors shall indemnify the recipient against the cost of making any such purchase. For the purposes of this paragraph, it will be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the Company's and the Guarantors' other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of a Note and shall constitute in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.

SECTION 12.10.  CONSENT TO JURISDICTION AND SERVICE.

         To the fullest extent permitted by applicable law, the Company and each of the Guarantors hereby irrevocably submit to the jurisdiction of any Federal or State court located in the Borough of Manhattan in The City of New York, New York in any suit, action or proceeding based on or arising out of or relating to this Agreement or any Securities or Exchange Securities, and irrevocably agree that all claims in respect of such suit or proceeding may be determined in any such court. The Company and each of the Guarantors irrevocably waive, to the fullest extent permitted by law, any objection which they may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company and each of the Guarantors agree that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company and each such Guarantor and may be enforced in the courts of Bermuda (or any other courts to the jurisdiction of which the Company or such Guarantor is subject) by a suit upon such judgment, provided that service of process is effected upon the Company or such Guarantor in the manner specified herein or as otherwise permitted by law. The Company and each of the Guarantors hereby irrevocably designate and appoint CT Corporation System, 1633 Broadway - 23rd Floor, New York, New York (the "Process Agent"), as the authorized agent of the Company and each such Guarantor upon whom process may be served in any such suit or proceeding, it being understood that the designation and appointment of the Process Agent as such authorized agent shall become effective immediately without any further action on the part of the Company or any Guarantor. The Company and each of the Guarantors hereby represent to each Initial Purchaser that they have notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. The Company and each of the Guarantors hereby irrevocably authorize and direct the Process Agent to accept such service. The Company and each of the Guarantors further agree that service of process upon the Process Agent and written notice of said service to the Company mailed by prepaid registered first class mail or delivered to the Process Agent at its principal office, shall be deemed in every respect effective service of process upon the Company and each Guarantor in any such suit or proceeding. Nothing herein shall affect the right of any Initial Purchaser or any person controlling any Initial Purchaser to serve process in any other matter permitted by law. The Company and each of the Guarantors further agree to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as the Company or any Guarantor has any outstanding obligations under this Agreement, the Securities, the Exchange Securities or this Indenture. To the extent that the Company or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of note, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, the Company and each such Guarantor hereby irrevocably waive such immunity in respect of their respective obligations under this Agreement, to the extent permitted by law.

SECTION 12.11.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.12.  SUCCESSORS.

         All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.13.  SEVERABILITY.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.14.  COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.15.  TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                       [Indenture signature page follows]

                           [Indenture signature page]

Dated as of ___________, 2000

                         ASIA GLOBAL CROSSING LTD.


                         BY:

                              NAME:
                              TITLE:



                         UNITED STATES TRUST COMPANY OF NEW YORK, AS TRUSTEE


                         BY:

                              NAME:
                              TITLE:

                                   EXHIBIT A-1

                                 (Face of Note)

       [INSERT THE GLOBAL SECURITY LEGENDS, IF APPLICABLE PURSUANT TO THE
                          PROVISIONS OF THE INDENTURE]
       [INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO THE
                          PROVISIONS OF THE INDENTURE]
                     [INSERT ORIGINAL ISSUE DISCOUNT LEGEND]

                                                                           CUSIP

                  __% [SERIES A] [SERIES B] SECURITIES DUE ____
No.                                                                  $

                            ASIA GLOBAL CROSSING LTD.

promises to pay to Cede & Co.

or registered assigns, the principal sum of

Dollars on _______, ____.

                 Interest Payment Dates: _________ and ________

                    Record Dates: ___________ and __________.

                            ASIA GLOBAL CROSSING LTD.

                                  By:

                                            Name:
                                            Title:

                                  By:

                                            Name:
                                            Title:

This is one of the

Securities referred to in the

within-mentioned Indenture:

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee


By:                               Dated:  _________, ____
Name:
Title:

                                 (Back of Note)

__% [Series A] [Series B] Securities due ____

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated. For the purposes of this Note, the term "Securities" shall refer only to the Company's __% Securities due ____.

         1.   INTEREST.

         Asia Global Crossing Ltd., a Bermuda company (the "Company"), promises to pay interest on the principal amount of this Note at __% per annum from _______, ____ until maturity [and shall pay the Special Interest payable pursuant to Section __ of the Registration Rights Agreement referred to below]. The Company shall pay interest and Special Interest semi-annually on _______ and _______ of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be _________, ____. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1.0% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         2.   METHOD OF PAYMENT.

         The Company shall pay interest on the Securities (except defaulted interest) and Special Interest to the Persons who are registered Holders of Securities at the close of business on the _________ or ________ next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Securities shall be payable as to principal, premium and Special Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Special Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Special Interest on, all Global Securities and all other Securities the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3.   PAYING AGENT AND REGISTRAR.

         Initially, United States Trust Company of New York, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Restricted Subsidiaries may act in any such capacity.

         4.   INDENTURE.

         The Company issued the Securities under an Indenture dated as of October __, 2000 ("Indenture") among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

         5.   OPTIONAL REDEMPTION.

         (a) Except as set forth in subparagraph (b) below and in Section 6 hereof, the Securities shall not be redeemable at the Company's option at any time.

         (b) At any time prior to their maturity, the Securities may be redeemed at the option of the Company, in whole but not in part, upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption.

         (c) Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

         6.   OPTIONAL TAX REDEMPTION.

         The Securities shall be subject to redemption at the option of the Company or a successor corporation at any time, in whole but not in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date if, as a result of any change in or amendment to the laws or any regulations or ruling promulgated thereunder of (x) Bermuda or any political subdivision or governmental authority thereof or therein having the power to tax, (y) any jurisdiction, other than the United States, from or through which payment on the Securities is made by the Company or a successor corporation, or its paying agent in its capacity as such or any political subdivision or governmental authority thereof or therein having the power to tax or (z) any other jurisdiction, other than the United States, in which the Company or a successor corporation is organized, or any political subdivision or governmental authority thereof or therein having the power to tax, or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction (or such political subdivision or taxing authority) is a party (a "Change in Tax Law"), which becomes effective on or after ____________, ____, the Company or a successor corporation is or would be required on the next succeeding interest payment date to pay Additional Amounts with respect to the Securities (as described under Section 7 hereof), and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company or a successor corporation.

         In addition, the Securities shall be subject to redemption at the option of the Company at any time, in whole but not in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, if the Person formed by a consolidation or amalgamation of the Company or into which the Company is merged or to which the Company conveys, transfers or leases its properties and assets substantially as an entirety is required, as a consequence of such consolidation, amalgamation, merger, conveyance, transfer or lease and as a consequence of a Change in Tax Law occurring after the date of such consolidation, amalgamation, merger, conveyance, transfer or lease, to pay Additional Amounts in respect of any tax, assessment or governmental charge imposed on any Holder of Securities.

         7.   PAYMENT OF ADDITIONAL AMOUNTS.

         If any deduction or withholding for any present or future taxes, assessments or other governmental charges of (x) Bermuda or any political subdivision or governmental authority thereof or therein having power to tax,
(y) any jurisdiction, other than the United States, from or through which payment on the Securities is made by the Company or a successor corporation, or its paying agent in its capacity as such or any political subdivision or governmental authority thereof or therein having the power to tax or (z) any other jurisdiction, other than the United States, in which the Company or a successor corporation is organized, or any political subdivision or governmental authority thereof or therein having the power to tax shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by the Company or a successor corporation under the Securities, the Company or a successor corporation shall pay to each Holder of Securities as additional interest, such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts paid to such holder of such Securities who, with respect to any such tax, assessment or other governmental charge, is not resident in, or a citizen of, such jurisdiction, after such deduction or withholding, shall not be less than the amount specified in such Securities to which such Holder is entitled; provided, however, that the Company or a successor corporation shall not be required to make any payment of Additional Amounts for or on account of:

         (a) Any tax, assessment or other governmental charge that would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership, limited liability company or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein, (ii) the presentation of a Note (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later, or (iii) the presentation of a Note for payment in Bermuda or any political subdivision thereof or therein, unless such Note could not have been presented for payment elsewhere;

         (b) Any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

         (c) Any tax, assessment or other governmental charge that is payable otherwise than by withholding from payment of principal of, premium, if any, or any interest on the Securities;

         (d) Any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Note to comply with a request of the Company addressed to the Holder (i) to provide information, documents or other evidence concerning the nationality, residence or identity of the Holder or such beneficial owner or (ii) to make and deliver any declaration or other similar claim (other than a claim for refund of a tax, assessment or other governmental charge withheld by the Company) or satisfy any information or reporting requirements, which, in the case of (i) or
(ii), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

         (e) Any combination of items (a), (b), (c) and (d) above;

         nor shall Additional Amounts be paid with respect to any payment of the principal of, or any premium or interest on, any Note to any Holder who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of (x) Bermuda or any political subdivision or governmental authority thereof or therein having the power to tax, (y) any jurisdiction, other than the United States, from or through which payment on the Securities is made by the Company or a successor corporation, or its paying agent in its capacity as such or any political subdivision or governmental authority thereof or therein having the power to tax or (z) any other jurisdiction, other than the United States, in which the Company or a successor corporation is organized, or any political subdivision or governmental authority thereof or therein having the power to tax to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of such Note.

         The Company shall provide the Trustee with the official acknowledgment of the relevant taxing authority (or, if such acknowledgment is not available, a certified copy thereof) evidencing the payment of the withholding taxes, if any, by the Company. Copies of such documentation shall be made available to the Holders of the Securities or the Paying Agent, as applicable, upon request therefor.

         All references in the Indenture to principal of, premium, if any, and interest on the

Securities shall include any Additional Amounts payable by the Company in respect of such principal, such premium, if any, and such interest.

         8.   MANDATORY REDEMPTION.

         Except as set forth in Section 9 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

         9.   REPURCHASE AT OPTION OF HOLDER.

         (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Securities at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Special Interest thereon, if any, to the date of repurchase (the "Change of Control Payment"); provided, however, that the Company shall not be obligated to repurchase Securities pursuant to this subparagraph in the event that it has exercised its rights to redeem all of the Securities as described in Section 5(c) hereof. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

         (b) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale unless, (i) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors (including as to the value of all noncash consideration) and set forth in an Officer's Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor is in the form of cash and/or Cash Equivalents, and (iii) the Net Proceeds received by the Company (or such Restricted Subsidiary, as the case may be) from such Asset Sale are applied within 360 days following the receipt of such Net Proceeds (a) to repay, redeem or repurchase outstanding pari passu Indebtedness of the Company or Indebtedness of any Restricted Subsidiary; provided that in the event that such Restricted Subsidiary is a Guarantor, the Indebtedness to be redeemed or repurchased ranks at least pari passu to the Guarantee given by such Restricted Subsidiary (b) to reinvest, or enter into a legally binding agreement to reinvest, such Net Proceeds (or any portion thereof) in assets that are used or useful in a Permitted Business or in the Capital Stock of a Person engaged in a Permitted Business that is or immediately thereafter becomes a Restricted Subsidiary or (c) in any combination permitted by clauses (a) and (b). Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may invest such Net Proceeds in Cash Equivalents. The balance of such Net Proceeds, after the application of such Net Proceeds as described in the immediately preceding clauses (a) and (b), shall constitute "Excess Proceeds."

         (c) When the aggregate amount of Excess Proceeds equals or exceeds $15.0 million (taking into account income earned on such Excess Proceeds), the Company shall be required to and, at the election of the Company, at an earlier time, the Company, may make an offer to all Holders of Securities and pari passu Indebtedness (an "Asset Sale Offer") to purchase the maximum principal amount of Securities and pari passu Indebtedness that may be purchased out of the Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in Article 3 of the Indenture and the agreements governing such pari passu Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Securities and pari passu Indebtedness tendered into such Asset Sale Offer by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities and pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero for purposes of the first sentence of this paragraph.

         10.  NOTICE OF REDEMPTION.

         Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed. On and after the redemption date interest shall cease to accrue on Securities or portions thereof called for redemption.

         11.  DENOMINATIONS, TRANSFER, EXCHANGE.

         The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         12.  PERSONS DEEMED OWNERS.

         The registered Holder of a Note may be treated as its owner for all purposes under the Indenture.

         13.  AMENDMENT, SUPPLEMENT AND WAIVER.

         Subject to certain exceptions, the Indenture, the Securities or any Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities voting as a single class, and any existing default or compliance with any provision of the Indenture, the Securities or any Guarantee may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Securities or any Guarantee may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of the Securities in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, or to allow any Guarantor to execute a supplemental indenture to the Indenture.

         14.  DEFAULTS AND REMEDIES.

         (a) Events of Default under the Indenture include: (i) the failure to pay interest on, or Special Interest, if any, with respect to the Securities, when the same becomes due and payable if such default continues for a period of 30 days, (ii) the failure to pay principal of any Securities when such principal becomes due and payable, at maturity, upon redemption or otherwise; (iii) failure by the Company or any Restricted Subsidiary to comply with Sections 4.10, 4.14 or 5.01 of the Indenture; (iv) failure by the Company or any Restricted Subsidiary for 60 days after written notice form the Trustee or holders of 25% or more of the aggregate principal amount of the Securities to comply with any of its other agreements in the Indenture or this Note; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default shall constitute failure to pay the principal of such Indebtedness at Stated Maturity (after giving effect to any applicable grace periods and any extensions thereof ) or results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such other Indebtedness, together with the principal amount of any other such Indebtedness which has not been paid or the maturity of which has been so accelerated, aggregates $25.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments not subject to appeal aggregating in excess of $25.0 million (net of applicable insurance coverage which is acknowledged in writing by the insurer), which judgments are not paid, discharged or stayed for a period of 60 days following the entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid, discharged or stayed to exceed $25.0 million; (vii) except as permitted by the Indenture, any Guarantee of the Securities of this series by a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary or any group of Guarantor, that, taken together, would constitute a Significant Subsidiary, or any Person acting on behalf of any Guarantor or Guarantors, shall deny or disaffirm its obligations under its Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of the Company's Restricted Subsidiaries.

         (b) If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities, by written notice, to the Company, may declare all the Securities to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest on, or principal of, the Securities. The Company shall deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company, upon becoming aware of any Default or Event of Default, deliver to the Trustee a statement specifying such Default or Event of Default.

         15.  ADDITIONAL RESTRICTED SUBSIDIARY GUARANTEES.

         If any Restricted Subsidiary guarantees any Debt Securities issued by the Company after ___________, then such Restricted Subsidiary shall become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel, in accordance with the terms of the Indenture.

         16.  TRUSTEE DEALINGS WITH COMPANY.

         The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         17.  NO RECOURSE AGAINST OTHERS.

         A director, officer, employee, incorporator or shareholder, of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or any Guarantor under the Securities, any Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

         18.  AUTHENTICATION.

         This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         19.  ABBREVIATIONS.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (=

Uniform Gifts to Minors Act).

         20. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL SECURITIES AND RESTRICTED DEFINITIVE SECURITIES.

         In addition to the rights provided to Holders of Securities under the Indenture, Holders of Securities shall have all the rights set forth in the Registration Rights Agreement.

         21.  CUSIP NUMBERS.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

         Asia Global Crossing Ltd.
         Wessex House
         45 Reid Street
         Hamilton HM 12, Bermuda
         Attention:  Secretary of the Company

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:

                                       Your Signature:
                                       (Sign exactly as your name appears on the face of this Note)


                                       Tax Identification No:


                                       SIGNATURE GUARANTEE:

                                       ------------------------------

                                             Signatures must be guaranteed by an
                                             "eligible guarantor institution"
                                             meeting the requirements of the
                                             Registrar, which requirements
                                             include membership or participation
                                             in the Security Transfer Agent
                                             Medallion Program ("STAMP") or such
                                             other "signature guarantee program"
                                             as may be determined by the
                                             Registrar in addition to, or in
                                             substitution for, STAMP, all in
                                             accordance with the Securities
                                             Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

         Section 4.10        Section 4.15

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $________

Date:

                                       Your Signature:
                                       (Sign exactly as your name appears on the face of this Note)

                                       Tax Identification No:


                                       SIGNATURE GUARANTEE:

                                       ------------------------------

                                             Signatures must be guaranteed by an
                                             "eligible guarantor institution"
                                             meeting the requirements of the
                                             Registrar, which requirements
                                             include membership or participation
                                             in the Security Transfer Agent
                                             Medallion Program ("STAMP") or such
                                             other "signature guarantee program"
                                             as may be determined by the
                                             Registrar in addition to, or in
                                             substitution for, STAMP, all in
                                             accordance with the Securities
                                             Exchange Act of 1934, as amended.

           SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY(1)

         The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Note, or exchanges of a part of another Global Security or Definitive Note for an interest in this Global Security, have been made:


                                                               Principal Amount
                        Amount of             Amount of         of this Global      Signature of
                         decrease              increase             Security          authorized
                       in Principal          in Principal       following such       officer of
                      Amount of this        Amount of this         decrease          Trustee or
Date of Exchange     Global Security        Global Security      (or increase)      Note Custodian
----------------     ---------------        ---------------      -------------      --------------





















--------------
(1) This should be included only if the Note is issued in global form.

                                   EXHIBIT A-2

                (Face of Regulation S Temporary Global Security)

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR Securities IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE

REVERSE OF THIS SECURITY), (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, (4) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

         THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED Securities, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

         FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $[______], THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $[______], THE ISSUE DATE IS _______, 2000, AND THE YIELD TO MATURITY ON THE ISSUE DATE IS [_______]% PER ANNUM.

                                                                           CUSIP

                 [___]% [SERIES A] [SERIES B] SECURITIES DUE ___

No.                                                                  $

                            ASIA GLOBAL CROSSING LTD.

promises to pay to Cede & Co.

or registered assigns, the principal sum of

Dollars on ______.

                  Interest Payment Dates: _______ and _______.

                    Record Dates: ________ and July _______.

                            ASIA GLOBAL CROSSING LTD.


                             By:
                                     Name:
                                     Title:

                             By:
                                     Name:
                                     Title:

This is one of the

Securities referred to in the

within-mentioned Indenture:

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

By:                                  Dated: ______
Name:
Title:

                (Back of Regulation S Temporary Global Security)

_____% [Series A] [Series B] Securities due ____

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated. For the purposes of this Note, the term "Securities" shall refer only to the Company's [____]% Securities due ____.

         1.   INTEREST.

         Global Crossing Holdings Ltd., a Bermuda company (the "Company"), promises to pay interest on the principal amount of this Note at __% per annum from _______, until maturity [and shall pay the Special Interest payable pursuant to Section __ of the Registration Rights Agreement referred to below]. The Company shall pay interest and Special Interest semi-annually on __________ and _______ of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be ________. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1.0% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         Until this Regulation S Temporary Global Security is exchanged for one or more Regulation S Permanent Global Securities, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Security shall in all other respects be entitled to the same benefits as other Securities under the Indenture.

         2.   METHOD OF PAYMENT.

         The Company shall pay interest on the Securities (except defaulted interest) and Special Interest to the Persons who are registered Holders of Securities at the close of business on the ________ or ______ next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date, except as provided in Section
2.12 of the Indenture with respect to defaulted interest. The Securities shall be payable as to principal, premium and Special Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Special Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Special Interest on, all Global Securities and all other Securities the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3.   PAYING AGENT AND REGISTRAR.

         Initially, United States Trust Company of New York, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Restricted Subsidiaries may act in any such capacity.

         4.   INDENTURE.

         The Company issued the Securities under an Indenture dated as of October __, 2000 ("Indenture") among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

         5.   OPTIONAL REDEMPTION.

         (a) Except as set forth in subparagraph (b) below and in Section 6 hereof, the Securities shall not be redeemable at the Company's option at any time.

         (b) At any time prior to their maturity, the Securities may be redeemed at the option of the Company, in whole but not in part, upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption.

         (c) Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

         6.   OPTIONAL TAX REDEMPTION.

         The Securities shall be subject to redemption at the option of the Company or a successor corporation at any time, in whole but not in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date if, as a result of any change in or amendment to the laws or any regulations or ruling promulgated thereunder of
(x) Bermuda or any political subdivision or governmental authority thereof or therein having the power to tax, (y) any jurisdiction, other than the United States, from or through which payment on the Securities is made by the Company or a successor corporation, or its paying agent in its capacity as such or any political subdivision or governmental authority thereof or therein having the power to tax or (z) any other jurisdiction, other than the United States, in which the Company or a successor corporation is organized, or any political subdivision or governmental authority thereof or therein having the power to tax, or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction (or such political subdivision or taxing authority) is a party (a "Change in Tax Law"), which becomes effective on or after ____________, the Company or a successor corporation is or would be required on the next succeeding interest payment date to pay Additional Amounts with respect to the Securities (as described under Section 7 hereof), and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company or a successor corporation.

         In addition, the Securities shall be subject to redemption at the option of the Company at any time, in whole but not in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, if the Person formed by a consolidation or amalgamation of the Company or into which the Company is merged or to which the Company conveys, transfers or leases its properties and assets substantially as an entirety is required, as a consequence of such consolidation, amalgamation, merger, conveyance, transfer or lease and as a consequence of a Change in Tax Law occurring after the date of such consolidation, amalgamation, merger, conveyance, transfer or lease, to pay Additional Amounts in respect of any tax, assessment or governmental charge imposed on any Holder of Securities.

         7.   PAYMENT OF ADDITIONAL AMOUNTS.

         If any deduction or withholding for any present or future taxes, assessments or other governmental charges of (x) Bermuda or any political subdivision or governmental authority thereof or therein having power to tax,
(y) any jurisdiction, other than the United States, from or through which payment on the Securities is made by the Company or a successor corporation, or its paying agent in its capacity as such or any political subdivision or governmental authority thereof or therein having the power to tax or (z) any other jurisdiction, other than the United States, in which the Company or a successor corporation is organized, or any political subdivision or governmental authority thereof or therein having the power to tax shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by the Company or a successor corporation under the Securities, the Company or a successor corporation shall pay to each Holder of Securities as additional interest, such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts paid to such holder of such Securities who, with respect to any such tax, assessment or other governmental charge, is not resident in, or a citizen of, such jurisdiction, after such deduction or withholding, shall not be less than the amount specified in such Securities to which such Holder is entitled; provided, however, that the Company or a successor corporation shall not be required to make any payment of Additional Amounts for or on account of:

         (a) Any tax, assessment or other governmental charge that would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership, limited liability company or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein, (ii) the presentation of a Note (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later, or (iii) the presentation of a Note for payment in Bermuda or any political subdivision thereof or therein, unless such Note could not have been presented for payment elsewhere;

         (b) Any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

         (c) Any tax, assessment or other governmental charge that is payable otherwise than by withholding from payment of principal of, premium, if any, or any interest on the Securities;

         (d) Any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Note to comply with a request of the Company addressed to the Holder (i) to provide information, documents or other evidence concerning the nationality, residence or identity of the Holder or such beneficial owner or (ii) to make and deliver any declaration or other similar claim (other than a claim for refund of a tax, assessment or other governmental charge withheld by the Company) or satisfy any information or reporting requirements, which, in the case of (i) or
(ii), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

         (e)  Any combination of items (a), (b), (c) and (d) above;

         nor shall Additional Amounts be paid with respect to any payment of the principal of, or any premium or interest on, any Note to any Holder who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of (x) Bermuda or any political subdivision or governmental authority thereof or therein having the power to tax, (y) any jurisdiction, other than the United States, from or through which payment on the Securities is made by the Company or a successor corporation, or its paying agent in its capacity as such or any political subdivision or governmental authority thereof or therein having the power to tax or (z) any other jurisdiction, other than the United States, in which the Company or a successor corporation is organized, or any political subdivision or governmental authority thereof or therein having the power to tax to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of such Note.

         The Company shall provide the Trustee with the official acknowledgment of the relevant taxing authority (or, if such acknowledgment is not available, a certified copy thereof) evidencing the payment of the withholding taxes, if any, by the Company. Copies of such documentation shall be made available to the Holders of the Securities or the Paying Agent, as applicable, upon request therefor.

         All references in the Indenture to principal of, premium, if any, and interest on the Securities shall include any Additional Amounts payable by the Company in respect of such principal, such premium, if any, and such interest.

         8.   MANDATORY REDEMPTION.

         Except as set forth in Section 9 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

         9.   REPURCHASE AT OPTION OF HOLDER.

         (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Securities at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Special Interest thereon, if any, to the date of repurchase (the "Change of Control Payment"); provided, however, that the Company shall not be obligated to repurchase Securities pursuant to this subparagraph in the event that it has exercised its rights to redeem all of the Securities as described in Section 5(c) hereof. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

         (b) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale unless, (i) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors (including as to the value of all noncash consideration) and set forth in an Officer's Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor is in the form of cash and/or Cash Equivalents, and (iii) the Net Proceeds received by the Company (or such Restricted Subsidiary, as the case may be) from such Asset Sale are applied within 360 days following the receipt of such Net Proceeds (a) to repay, redeem or repurchase outstanding pari passu Indebtedness of the Company or Indebtedness of any Restricted Subsidiary; provided that in the event that such Restricted Subsidiary is a Guarantor, the Indebtedness to be redeemed or repurchased ranks at least pari passu to the Guarantee given by such Restricted Subsidiary, (b) to reinvest, or enter into a legally binding agreement to reinvest, such Net Proceeds (or any portion thereof) in assets that are used or useful in a Permitted Business or in the Capital Stock of a Person engaged in a Permitted Business that is or immediately thereafter becomes a Restricted Subsidiary or
(c) in any combination permitted by clauses (a) and (b). Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may invest such Net Proceeds in Cash Equivalents. The balance of such Net Proceeds, after the application of such Net Proceeds as described in the immediately preceding clauses (a) and (b), shall constitute "Excess Proceeds."

         (c) When the aggregate amount of Excess Proceeds equals or exceeds $15.0 million (taking into account income earned on such Excess Proceeds), the Company shall be required to and, at the election of the Company, at an earlier time, the Company, may make an offer to all Holders of Securities and pari passu Indebtedness (an "Asset Sale Offer") to purchase the maximum principal amount of Securities and pari passu Indebtedness that may be purchased out of the Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in Article 3 of the Indenture and the agreements governing such pari passu Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Securities and pari passu Indebtedness tendered into such Asset Sale Offer by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities and pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero for purposes of the first sentence of this paragraph.

         10.  NOTICE OF REDEMPTION.

         Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed. On and after the redemption date interest shall cease to accrue on Securities or portions thereof called for redemption.

         11.  DENOMINATIONS, TRANSFER, EXCHANGE.

         The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any

Securities for a period of 15 days before a selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         This Regulation S Temporary Global Security is exchangeable in whole or in part for one or more Global Securities only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Security for one or more Global Securities, the Trustee shall cancel this Regulation S Temporary Global Security.

         12.  PERSONS DEEMED OWNERS.

         The registered Holder of a Note may be treated as its owner for all purposes under the Indenture.

         13.  AMENDMENT, SUPPLEMENT AND WAIVER.

         Subject to certain exceptions, the Indenture, the Securities or any Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities voting as a single class, and any existing default or compliance with any provision of the Indenture, the Securities or any Guarantee may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Securities or any Guarantee may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of the Securities in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, or to allow any Guarantor to execute a supplemental indenture to the Indenture.

         14.  DEFAULTS AND REMEDIES.

         (a) Events of Default under the Indenture include: (i) the failure to pay interest on, or Special Interest, if any, with respect to the Securities, when the same becomes due and payable if such default continues for a period of 30 days, (ii) the failure to pay principal of any Securities when such principal becomes due and payable, at maturity, upon redemption or otherwise; (iii) failure by the Company or any Restricted Subsidiary to comply with Sections 4.10, 4.14 or 5.01 of the Indenture; (iv) failure by the Company or any Restricted Subsidiary for 60 days after written notice from the Trustee or holder of 25% or more of the aggregate principal amount of the Securities to comply with any of its other agreements in the Indenture or this Note; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default shall constitute failure to pay the principal of such Indebtedness at Stated Maturity (after giving effect to any applicable grace periods and any extensions thereof) or results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such other Indebtedness, together with the principal amount of any other such Indebtedness which has not been paid or the maturity of which has been so accelerated, aggregates $25.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments not subject to appeal aggregating in excess of $25.0 million (net of applicable insurance coverage which is acknowledged in writing by the insurer), which judgments are not paid, discharged or stayed for a period of 60 days following the entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid, discharged or stayed to exceed $25.0 million; (vii) except as permitted by the Indenture, any Guarantee of the Securities of this series by a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, take together would constitute a Significant Subsidiary, or any Person acting on behalf of any Guarantor or Guarantors, , shall deny or disaffirm its obligations under its Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of the Company's Restricted Subsidiaries.

         (b) If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities, by written notice to the Company, may declare all the Securities to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest on, or principal of, the Securities. The Company shall deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company, upon becoming aware of any Default or Event of Default, deliver to the Trustee a statement specifying such Default or Event of Default.

         15.  ADDITIONAL RESTRICTED SUBSIDIARY GUARANTEES.

         If any Restricted Subsidiary guarantees any Debt Securities issued by the Company after _________, then such Restricted Subsidiary shall become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel, in accordance with the terms of the Indenture.

         16.  TRUSTEE DEALINGS WITH COMPANY.

         The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         17.  NO RECOURSE AGAINST OTHERS.

         A director, officer, employee, incorporator or shareholder, of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or any Guarantor under the Securities, any Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

         18.  AUTHENTICATION.

         This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         19.  ABBREVIATIONS.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         20. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL SECURITIES AND RESTRICTED DEFINITIVE SECURITIES.

         In addition to the rights provided to Holders of Securities under the Indenture, Holders of Securities shall have all the rights set forth in the Registration Rights Agreement.

         21.  CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

         Asia Global Crossing Ltd.
         Wessex House
         45 Reid Street
         Hamilton HM 12, Bermuda
         Attention:  Secretary of the Company

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------
Date:
                              Your Signature:
                              (Sign exactly as your name appears on the face of this Note)

                              Tax Identification No:


                              SIGNATURE GUARANTEE:


                              ---------------------------------

                                 Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

              If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

               Section 4.10         Section 4.15

              If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $___________



--------------------------------------------------------------------------------
Date:
                              Your Signature:
                              (Sign exactly as your name appears on the face of this Note)

                              Tax Identification No:


                              SIGNATURE GUARANTEE:


                              ---------------------------------

                                 Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

         SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL SECURITY

              The following exchanges of a part of this Regulation S Temporary Global Security for an interest in another Global Security, or of other Restricted Global Securities for an interest in this Regulation S Temporary Global Security, have been made:


                                                        Principal Amount
                   Amount of           Amount of         of this Global       Signature of
                    decrease            increase            Security           authorized
                  in Principal        in Principal       following such        officer of
   Date of       Amount of this      Amount of this         decrease           Trustee or
   Exchange     Global Security     Global Security       (or increase)      Note Custodian
   --------     ---------------     ---------------       -------------      --------------

                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER


Asia Global Crossing Ltd.
45 Reid Street
Hamilton HM 12, Bermuda
Attention:  Secretary of the Company

United States Trust Company of New York
114 West 47th Street - 25th Floor
New York, New York  10036
Attention:  Corporate Trust Division

              Re:  [   ]% Securities due

              Reference is hereby made to the Indenture, dated as of October __, 2000 (the "Indenture"), among Asia Global Crossing Ltd., as issuer (the "Company"), the Guarantors and United States Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

              ______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL SECURITY OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private

     Placement Legend printed on the 144A Global Security and/or the Definitive Note and in the Indenture and the Securities Act.

2. CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE TEMPORARY REGULATION S GLOBAL SECURITY, THE REGULATION S GLOBAL SECURITY OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Security, the Temporary Regulation S Global Security and/or the Definitive Note and in the Indenture and the Securities Act.

3. CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

         (a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

         (b) such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

         (c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY OR OF AN UNRESTRICTED DEFINITIVE NOTE.

         (a) CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

         (b) CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

         (c) CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                           [Insert Name of Transferor]



                                           By:
                                              Name:
                                              Title:


Dated:              ,

                       ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

     (a) a beneficial interest in the:

               (i)  144A Global Security (CUSIP________), or
              (ii)  Regulation S Global Security (CUSIP________): or

     (b) a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

                                   [CHECK ONE]

     (d)  a beneficial interest in the:

               (i)  144A Global Security (CUSIP________), or
              (ii)  Regulation S Global Security (CUSIP________), or
             (iii)  Unrestricted Global Security (CUSIP________); or

     (e) a Restricted Definitive Note; or

     (f) an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF TRANSFER


Asia Global Crossing Ltd.
45 Reid Street
Hamilton HM 12, Bermuda
Attention:  Secretary of the Company

United States Trust Company of New York
114 West 47th Street - 25th Floor
New York, New York  10036
Attention:  Corporate Trust Division

         Re:  ______% Securities due

                             (CUSIP ______________)

         Reference is hereby made to the Indenture, dated as of October __, 2000 (the "Indenture"), among Asia Global Crossing Ltd., as issuer (the "Company"), the Guarantors and [United States Trust Company of New York], as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ____________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL SECURITY FOR UNRESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL SECURITY.

         (a) CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (b) CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Security for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (c) CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (d) CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL SECURITIES FOR RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL SECURITIES.

         (a) CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Security for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

         (b) CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Security, Regulation S Global Security, the Owner hereby certifies
(i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                  ___________________________________
                                  [Insert Name of Owner]

                                  By:_______________________________
                                     Name:
                                     Title:

Dated: __________

                                    EXHIBIT D


                          FORM OF NOTATION OF GUARANTEE


         For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of October__, 2000 (the "Indenture") among Asia Global Crossing Ltd., the Guarantors signatories thereto and United States Trust Company of New York, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Securities (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact for such purpose.





                                 [GUARANTOR(S)]


                                 BY: ____________________________
                                     Name:
                                     Title:

                                    EXHIBIT E

                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of ____________________, among _____________________ (the "Guarantor"), a subsidiary of Asia Global Crossing Ltd. (or its successor), a company organized under the laws of Bermuda (the "Company"), and United States Trust Company of New York, as trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of October 20, 2000, providing for the issuance of an aggregate principal amount at maturity of $[___________] of [__]%Securities due ___ (the "Securities");

         WHEREAS, Section 4.22 of the Indenture provides that, under certain circumstances, the Company is required to cause the Guarantor to execute and deliver to the Trustee a Subsidiary Guarantee on the terms and conditions set forth herein; and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. INDENTURE PROVISION PURSUANT TO WHICH SUBSIDIARY GUARANTEE IS GIVEN. This Supplemental Indenture is being executed and delivered pursuant to Section
4.22 of the Indenture.

         3. AGREEMENTS TO SUBSIDIARY GUARANTEE. The Guarantor hereby agrees as follows:

         (a) The Guarantor, jointly and severally with all other Guarantors, if any, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity and enforceability of the Indenture, the Securities and the obligations of the Company under the Indenture and the

Securities, that:

                  (i) the principal of, premium and Special Interest, if any, and interest on the Securities shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, interest and Special Interest, if any, on the Securities, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee thereunder shall be promptly paid in full, all in accordance with the terms thereof; and

                  (ii) in case of any extension of time for payment or renewal of any Securities or any of such other obligations, that the same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         Notwithstanding the foregoing, in the event that this Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Guarantor under this Supplemental Indenture and its Subsidiary Guarantee shall be limited to such amount as will not, after giving effect thereto, and to all other liabilities of the Guarantor, result in such amount constituting a fraudulent transfer or conveyance.

         4. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES

         (a) To evidence its Subsidiary Guarantee set forth in this Supplemental Indenture, the Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Annex A hereto shall be endorsed by an officer of such Guarantor on each Note authenticated and delivered by the Trustee after the date hereof.

         (b) Notwithstanding the foregoing, the Guarantor hereby agrees that its Subsidiary Guarantee set forth herein shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

         (c) If an officer whose signature is on this Supplemental Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

         (d) The delivery of the Note by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Subsidiary Guarantee set forth in this Supplemental Indenture on behalf of the Guarantor.

         (e) The Guarantor hereby agrees that its obligations hereunder shall be unconditional, regardless of the validity, regularity or enforceability of the Securities or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

         (f) The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee made pursuant to this Supplemental Indenture will not be discharged except by complete performance of the obligations contained in the Securities and the Indenture or pursuant to Section 5(b) of this Supplemental Indenture.

         (g) If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Supplemental Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereof and thereafter all rights and remedies of the Guarantor, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

         (h) The Guarantor hereby waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Guarantor as a result of any payment by such Guarantor under its Subsidiary Guarantee. The Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand:

                  (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of the Subsidiary Guarantee made pursuant to this Supplemental Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby; and

                  (ii) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Subsidiary Guarantee made pursuant to this Supplemental Indenture.

         (i) The Guarantor shall have the right to seek contribution from any other non-paying Guarantor, if any, so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee made pursuant to this Supplemental Indenture.

         (j) The Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Indenture or this Subsidiary Guarantee; and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         5. GUARANTOR MAY CONSOLIDATE, ETC. ON CERTAIN TERMS

         (a) Except as set forth in Articles 4 and 5 of the Indenture, nothing contained in the Indenture, this Supplemental Indenture or in the Securities shall prevent any consolidation or merger of the Guarantor with or into the Company or any other Guarantor or shall prevent any transfer, sale or conveyance of the property of the Guarantor as an entirety or substantially as an entirety, to the Company or any other Guarantor.

         (b) Except as set forth in Article 5 of the Indenture, upon the sale or disposition of all of the Capital Stock of the Guarantor by the Company or the Subsidiary of the Company, or upon the consolidation or merger of the Guarantor with or into any Person, or the sale of all or substantially all of the assets of the Guarantor (in each case, other than to an Affiliate of the Company), such Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder if no Default shall have occurred and be continuing; provided, that in the event of an Asset Sale (including a sale of the Capital Stock of the Guarantor), the Net Cash Proceeds therefrom are treated in accordance with Section 4.10 of the Indenture. Except with respect to transactions set forth in the preceding sentence, the Company and the Guarantor covenant and agree that upon any such consolidation, merger or transfer of assets, the performance of all covenants and conditions of this Supplemental Indenture to be performed by such Guarantor shall be expressly assumed by supplemental indenture satisfactory in form and substance to the Trustee, by the corporation formed by such consolidation, or into which the Guarantor shall have merged, or by the corporation which shall have acquired such property. Upon receipt of an Officers' Certificate of the Company or the Guarantor, as the case may be, to the effect that the Company or such Guarantor has complied with the first sentence of this Section 5(b), the Trustee shall execute any documents reasonably requested by the Company or the Guarantor, at the cost of the Company or such Guarantor, as the case may be, in order to evidence the release of such Guarantor from its obligations under its Subsidiary Guarantee endorsed on the Securities and under the Indenture and this Supplemental Indenture.

         6. RELEASES UPON RELEASE OF SUBSIDIARY GUARANTEE OF GUARANTEED INDEBTEDNESS.

         Concurrently with the release or discharge of the Guarantor's guarantee of the payment of [DESCRIBE INDEBTEDNESS THE GUARANTEE OF WHICH GAVE RISE TO THE DELIVERY OF THIS SUPPLEMENTAL INDENTURE] ("Guaranteed Debt") (other than a release or discharge by or as a result of payment under such guarantee of Guaranteed Indebtedness), the Guarantor shall be automatically and unconditionally released and relieved of its obligations under this Supplemental Indenture and its Subsidiary Guarantee made pursuant to Section 4 of this Supplemental Indenture. Upon delivery by the Company to the Trustee of an Officer's Certificate to the effect that such release or discharge has occurred, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under this Supplemental Indenture and its Subsidiary Guarantee made pursuant hereto; provided such documents shall not affect or impair the rights of the Trustee and Paying Agent under Section 7.07 of the Indenture.

         7. NEW YORK LAW TO GOVERN.

         The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

         8. COUNTERPARTS.

         The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         9. EFFECT OF HEADINGS.

         The Section headings herein are for convenience only and shall not effect the construction hereof.

                         [Signatures on following page]

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.


Dated:                                     [Guarantor]


                                           By:
                                              Name:
                                              Title:

Dated:                                     as Trustee


                                           By:
                                              Name:
                                              Title:

                        ANNEX A TO SUPPLEMENTAL INDENTURE
              FORM OF NOTATION OF SUBSIDIARY GUARANTEE ON SECURITY


         For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of October__, 2000 (the "Indenture") among Asia Global Crossing Ltd., the Guarantors signatories thereto and United States Trust Company of New York, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Securities (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.





                                          [Guarantor]


                                          By:
                                             Name:

                                             Title:

                             CROSS-REFERENCE TABLE*

Trust Indenture Act Section                                    Indenture Section
310(a)(1)                                                            7.10
(a)(2)                                                               7.10
(a)(3)                                                               N.A.
(a)(4)                                                               N.A.
(a)(5)                                                               7.10
(b)                                                                  7.10
(c)                                                                  N.A.
311(a)                                                               7.11
(b)                                                                  7.11
(i)(c)                                                               N.A.
312(a)                                                               2.05
(b)                                                                  12.03
(c)                                                                  12.03
313(a)                                                               7.06
(b)(2)                                                               7.07
(c)                                                                  7.06; 12.02
(d)                                                                  7.06
314(a)                                                               4.03; 12.02
(c)(1)                                                               12.04
(c)(2)                                                               12.04
(c)(3)                                                               N.A.
(e)                                                                  12.05
(f)                                                                  N.A.
315(a)                                                               7.01
(b)                                                                  7.05; 12.02
(A)(c)                                                               7.01
(d)                                                                  7.01
(e)                                                                  6.11
316(a)(last sentence)                                                2.09
(a)(1)(A)                                                            6.05
(a)(1)(B)                                                            6.04
(a)(2)                                                               N.A.
(b)                                                                  6.07
(c)                                                                  2.12
317(a)(1)                                                            6.08
(a)(2)                                                               6.09
(b)                                                                  2.04
318(a)                                                               12.01
(b)                                                                  N.A.
(c)                                                                  12.01

N.A. means not applicable
* This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----

Recitals of the Company                                                                                 1

ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE                                                   1
         Section 1.01.  Definitions                                                                     1
         Section 1.02.  Other Definitions                                                              21
         Section 1.03.  Trust Indenture Act Definitions                                                22
         Section 1.04.  Rules of Construction                                                          23

ARTICLE 2. THE SECURITIES                                                                              23
         Section 2.01.  Form and Dating                                                                23
         Section 2.02.  Execution and Authentication                                                   25
         Section 2.03.  Registrar and Paying Agent                                                     26
         Section 2.04.  Paying Agent to Hold Money in Trust                                            26
         Section 2.05.  Holder Lists                                                                   26
         Section 2.06.  Transfer and Exchange                                                          27
         Section 2.07.  Replacement Securities                                                         41
         Section 2.08.  Outstanding Securities                                                         41
         Section 2.09.  Treasury Securities                                                            41
         Section 2.10.  Temporary Securities                                                           42
         Section 2.11.  Cancellation                                                                   42
         Section 2.12.  Defaulted Interest                                                             42
         Section 2.13.  CUSIP Numbers                                                                  42

ARTICLE 3.  REDEMPTION AND PREPAYMENT                                                                  43
         Section 3.01.  Notices to Trustee                                                             43
         Section 3.02.  Selection of Securities to Be Redeemed                                         43
         Section 3.03.  Notice of Redemption                                                           43
         Section 3.04.  Effect of Notice of Redemption                                                 44
         Section 3.05.  Deposit of Redemption Price                                                    44
         Section 3.06.  Securities Redeemed in Part                                                    45
         Section 3.07.  Optional Redemption                                                            45
         Section 3.08.  Optional Tax Redemption                                                        46
         Section 3.09.  Payment of Additional Amounts                                                  47
         Section 3.10.  Mandatory Redemption                                                           49
         Section 3.11.  Offer to Purchase by Application of Excess Proceeds                            49

ARTICLE 4.  COVENANTS                                                                                  51
         Section 4.01.  Payment of Securities                                                          51
         Section 4.02.  Maintenance of Office or Agency                                                51

         Section 4.03.  Reports                                                                        52
         Section 4.04.  Compliance Certificate                                                         52
         Section 4.05.  Taxes                                                                          53
         Section 4.06.  Stay, Extension and Usury Laws                                                 53
         Section 4.07.  Restricted Payments                                                            53
         Section 4.08.  Dividend and Other Payment Restrictions Affecting Restricted
                              Subsidiaries                                                             57
         Section 4.09.  Incurrence of Indebtedness and Issuance of Preferred Stock                     58
         Section 4.10.  Asset Sales                                                                    61
         Section 4.11.  Transactions with Affiliates                                                   63
         Section 4.12.  Liens                                                                          64
         Section 4.13.  Corporate Existence                                                            64
         Section 4.14.  Offer to Repurchase Upon Change of Control                                     64
         Section 4.15.  Business Activities                                                            65
         Section 4.16.  [Reserved]                                                                     66
         Section 4.17.  [Reserved]                                                                     66
         Section 4.18.  Issuances and Sales of Equity Interests in Wholly Owned Restricted
                              Subsidiaries                                                             66
         Section 4.19.  Payments For Consent                                                           66
         Section 4.20.  Money for Payments to Be Held In Trust                                         66
         Section 4.21.  Future Guarantees                                                              68

ARTICLE 5.  SUCCESSORS                                                                                 68
         Section 5.01.  Merger, Consolidation, or Sale of Assets                                       68
         Section 5.02.  Successor Corporation Substituted                                              69

ARTICLE 6.  DEFAULTS AND REMEDIES                                                                      69
         Section 6.01.  Events of Default                                                              69
         Section 6.02.  Acceleration                                                                   71
         Section 6.03.  Other Remedies                                                                 72
         Section 6.04.  Waiver of Past Defaults                                                        72
         Section 6.05.  Control by Majority                                                            72
         Section 6.06.  Limitation on Suits                                                            73
         Section 6.07.  Rights of Holders of Securities to Receive Payment                             73
         Section 6.08.  Collection Suit by Trustee                                                     73
         Section 6.09.  Trustee May File Proofs of Claim                                               74
         Section 6.10.  Priorities                                                                     74
         Section 6.11.  Undertaking for Costs                                                          75

ARTICLE 7.  TRUSTEE                                                                                    75
         Section 7.01.  Duties of Trustee                                                              75
         Section 7.02.  Rights of Trustee                                                              76
         Section 7.03.  Individual Rights of Trustee                                                   77

         Section 7.04.  Trustee's Disclaimer                                                           77
         Section 7.05.  Notice of Defaults                                                             77
         Section 7.06.  Reports by Trustee to Holders of the Securities                                78
         Section 7.07.  Compensation and Indemnity                                                     78
         Section 7.08.  Replacement of Trustee                                                         79
         Section 7.09.  Successor Trustee by Merger, etc                                               80
         Section 7.10.  Eligibility; Disqualification                                                  81
         Section 7.11.  Preferential Collection of Claims Against Company                              81

ARTICLE 8.  LEGAL DEFEASANCE AND COVENANT DEFEASANCE                                                   81
         Section 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance                       81
         Section 8.02.  Legal Defeasance and Discharge                                                 81
         Section 8.03.  Covenant Defeasance                                                            82
         Section 8.04.  Conditions to Legal or Covenant Defeasance                                     82
         Section 8.05.  Deposited Money and Government Securities to be Held in Trust; Other
                              Miscellaneous Provisions                                                 84
         Section 8.06.  Repayment to Company                                                           84
         Section 8.07.  Reinstatement                                                                  85
         Section 8.08.  Survival                                                                       85

ARTICLE 9.  AMENDMENT, SUPPLEMENT AND WAIVER                                                           85
         Section 9.01.  Without Consent of Holders of Securities                                       85
         Section 9.02.  With Consent of Holders of Securities                                          86
         Section 9.03.  Compliance with Trust Indenture Act                                            88
         Section 9.04.  Revocation and Effect of Consents                                              88
         Section 9.05.  Notation on or Exchange of Securities                                          88
         Section 9.06.  Trustee to Sign Amendments, etc                                                88

ARTICLE 10.  GUARANTEES                                                                                89
         Section 10.01.  Guarantee                                                                     89
         Section 10.02.  Limitation on Guarantor Liability                                             90
         Section 10.03.  Execution and Delivery of Guarantee                                           91
         Section 10.04.  Guarantors May Consolidate, etc., on Certain Terms                            91
         Section 10.05.  Releases Following Sale of Assets                                             92

ARTICLE 11.  SATISFACTION AND DISCHARGE                                                                92
         Section 11.01.  Satisfaction and Discharge of Indenture                                       92
         Section 11.02.  Application of Trust Money                                                    93

ARTICLE 12.  MISCELLANEOUS                                                                             94
         Section 12.01.  Trust Indenture Act Controls                                                  94
         Section 12.02.  Notices                                                                       94
         Section 12.03.  Communication by Holders of Securities with Other Holders of Securities       95

         Section 12.04.  Certificate and Opinion as to Conditions Precedent                            96
         Section 12.05.  Statements Required in Certificate or Opinion                                 96
         Section 12.06.  Rules by Trustee and Agents                                                   96
         Section 12.07.  No Personal Liability of Directors, Officers, Employees and Shareholders      97
         Section 12.08.  Governing Law                                                                 97
         Section 12.09.  Currency Indemnity                                                            97
         Section 12.10.  Consent to Jurisdiction and Service                                           98
         Section 12.11.  No Adverse Interpretation of Other Agreements                                 99
         Section 12.12.  Successors                                                                    99
         Section 12.13.  Severability                                                                  99
         Section 12.14.  Counterpart Originals                                                         99
         Section 12.15.  Table of Contents, Headings, etc                                              99
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